                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

                                 EIGHTEEN-MONTH

                                CREDIT AGREEMENT

                          dated as of December 3, 2004

                                  by and among

                            COX COMMUNICATIONS, INC.

                                       and

                            The Lenders Party Hereto

                                       and

                            JPMORGAN CHASE BANK, N.A.
                     as Administrative Agent For The Lenders

                              --------------------

          CITICORP NORTH AMERICA, INC. and LEHMAN COMMERCIAL PAPER INC.

                               Syndication Agents

                              --------------------

     CITIGROUP            LEHMAN BROTHERS INC.       J.P. MORGAN SECURITIES INC.
GLOBAL MARKETS INC.

                   Joint Lead Arrangers and Joint Bookrunners

                              --------------------

                            COX COMMUNICATIONS, INC.

                                Table of Contents

ARTICLE I. DEFINITIONS...........................................................................................       1
         Section 1.01         Defined Terms......................................................................       1
         Section 1.02         Terms Generally....................................................................      13
         Section 1.03         Accounting Terms; GAAP.............................................................      13

ARTICLE II. THE LOANS...........................................................................................       14
         Section 2.01         Loans..............................................................................      14
         Section 2.02         Delivery of Proceeds; Recordation of Loans; Interest...............................      15
         Section 2.03         Setoff, Counterclaims and Taxes....................................................      21
         Section 2.04         Withholding Tax Exemption..........................................................      21
         Section 2.05         Interest Election..................................................................      22
         Section 2.06         Obligations Several, Not Joint.....................................................      23
         Section 2.07         Replacement of Lenders.............................................................      23
         Section 2.08         Evidence of Debt...................................................................      24

ARTICLE III. OPTIONAL AND REQUIRED PREPAYMENTS; INTEREST PAYMENT DATE AND COMMITMENT REDUCTION DATE PAYMENTS;
                     OTHER PAYMENTS .............................................................................      24
         Section 3.01         Optional Prepayments...............................................................      24
         Section 3.02         Required Prepayments...............................................................      24
         Section 3.03         Place, etc. of Payments and Prepayments............................................      25

ARTICLE IV. REDUCTION OF COMMITMENTS; FEES.......................................................................      25
         Section 4.01         Optional Reduction or Termination of Commitments...................................      25
         Section 4.02         Mandatory Reduction and Termination of Commitments.................................      25
         Section 4.03         Commitment Fees....................................................................      25
         Section 4.04         Administrative Agent's Fee.........................................................      26

ARTICLE V. APPLICATION OF PROCEEDS...............................................................................      26

ARTICLE VI. REPRESENTATIONS AND WARRANTIES.......................................................................      26
         Section 6.01         Organization; Qualification; Subsidiaries..........................................      26
         Section 6.02         Financial Statements...............................................................      26
         Section 6.03         Actions Pending....................................................................      26
         Section 6.04         Default............................................................................      27
         Section 6.05         Title to Assets....................................................................      27
         Section 6.06         Payment of Taxes...................................................................      27
         Section 6.07         Conflicting or Adverse Agreements or Restrictions..................................      27
         Section 6.08         Purpose of Loans...................................................................      27
         Section 6.09         Authority; Validity; Enforceability................................................      27
         Section 6.10         Consents or Approvals..............................................................      27
         Section 6.11         Compliance with Law................................................................      28
         Section 6.12         ERISA..............................................................................      28
         Section 6.13         Investment Company Act.............................................................      28
         Section 6.14         Disclosure.........................................................................      28
         Section 6.15         Material Franchise Agreements......................................................      28
         Section 6.16         Quality of CATV Systems............................................................      29

ARTICLE VII. CONDITIONS..........................................................................................      29
         Section 7.01         Conditions Precedent to the Initial Extension of Credit............................      29
         Section 7.02         Conditions Precedent to Each Extension of Credit...................................      30

ARTICLE VIII. AFFIRMATIVE COVENANTS..............................................................................      30
         Section 8.01         Certain Financial Covenants........................................................      30
         Section 8.02         Financial Statements and Information...............................................      31
         Section 8.03         Existence; Laws; Obligations.......................................................      32
         Section 8.04         Notice of Litigation and Other Matters.............................................      32
         Section 8.05         Books and Records..................................................................      33
         Section 8.06         Inspection of Property and Records.................................................      33
         Section 8.07         Maintenance of Property; Insurance.................................................      33
         Section 8.08         ERISA..............................................................................      33
         Section 8.09         Maintenance of Business Lines......................................................      34
         Section 8.10         Compliance with Material Franchise Agreements and FCC Licenses.....................      34

ARTICLE IX. NEGATIVE COVENANTS...................................................................................      34
         Section 9.01         Liens..............................................................................      34
         Section 9.02         Merger; Consolidation; Disposition of Assets.......................................      35
         Section 9.03         Restricted Payments................................................................      35
         Section 9.04         Limitation on Margin Stock.........................................................      35
         Section 9.05         Loans and Advances to and Investments in Unrestricted Subsidiaries.................      35
         Section 9.06         Subsidiary Debt....................................................................      36
         Section 9.07         Transactions with Affiliates.......................................................      36

ARTICLE X. EVENTS OF DEFAULT.....................................................................................      36
         Section 10.01        Failure to Pay Principal or Interest...............................................      37
         Section 10.02        Failure to Pay Other Sums..........................................................      37
         Section 10.03        Failure to Pay or Acceleration of Other Debt.......................................      37
         Section 10.04        Misrepresentation or Breach of Warranty............................................      37
         Section 10.05        Violation of Certain Covenants.....................................................      38
         Section 10.06        Violation of Other Covenants, etc..................................................      38
         Section 10.07        Undischarged Judgment..............................................................      38
         Section 10.08        Change of Control..................................................................      38
         Section 10.09        Assignment for Benefit of Creditors or Nonpayment of Debts.........................      38
         Section 10.10        Voluntary Bankruptcy...............................................................      38
         Section 10.11        Involuntary Bankruptcy.............................................................      38
         Section 10.12        Dissolution........................................................................      38

ARTICLE XI. MODIFICATIONS, AMENDMENTS OR WAIVERS.................................................................      38

ARTICLE XII. THE ADMINISTRATIVE AGENT............................................................................      39
         Section 12.01        Appointment of Administrative Agent................................................      39
         Section 12.02        Indemnification of Administrative Agent............................................      39
         Section 12.03        Limitation of Liability............................................................      40
         Section 12.04        Independent Credit Decision........................................................      40
         Section 12.05        Rights of JPMCB....................................................................      40
         Section 12.06        Successor to the Administrative Agent..............................................      41
         Section 12.07        Other Agents and Sub-Agents........................................................      41

ARTICLE XIII. MISCELLANEOUS......................................................................................      41

         Section 13.01        Payment of Expenses................................................................      41
         Section 13.02        Notices............................................................................      42
         Section 13.03        Setoff.............................................................................      42
         Section 13.04        Indemnity and Judgments............................................................      43
         Section 13.05        Interest...........................................................................      43
         Section 13.06        Governing Law; Submission to Jurisdiction; Venue...................................      44
         Section 13.07        Survival of Representations and Warranties; Binding Effect; Assignment.............      44
         Section 13.08        Counterparts.......................................................................      47
         Section 13.09        Severability.......................................................................      48
         Section 13.10        Descriptive Headings...............................................................      48
         Section 13.11        Representation of the Lenders; Notification by the Lenders.........................      48
         Section 13.12        Final Agreement of the Parties.....................................................      48
         Section 13.13        Waiver of Jury Trial...............................................................      48
         Section 13.14        Confidentiality....................................................................      48
         Section 13.15        Designation of Obligations as Designated Senior Indebtedness.......................      49

The exhibits listed below have been omitted and will be provided to the Securities and Exchange Commission upon request.

                                List of Exhibits

Exhibit 2.01(a)     - Commitments

Exhibit 2.02(f)(iv) - Eurocurrency Liabilities (Regulation D)

Exhibit 6.01        - List of Subsidiaries

Exhibit 6.03        - List of Actions Pending

Exhibit 6.15        - Franchise Agreements

Exhibit 7.01(a)     - Opinion of the Company's Counsel addressed to the Lenders

Exhibit 7.01(b)     - Officer's Certificate

Exhibit 9.01(d)     - List of Liens and Security Interests

Exhibit 13.02       - Addresses for Notices

Exhibit 13.07(c)    - Assignment and Acceptance

            THIS EIGHTEEN-MONTH CREDIT AGREEMENT, made as of the 3rd day of December, 2004, is among COX COMMUNICATIONS, INC. (the "Company"), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (hereinafter in such capacity called the "Administrative Agent"), CITICORP NORTH AMERICA, INC. and LEHMAN COMMERCIAL PAPER INC., as Syndication Agents, and CITIGROUP GLOBAL MARKETS INC., LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC., as Joint Lead Arrangers and Joint Bookrunners.

            The Company has requested the Lenders to extend Commitments (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) under which the Company may obtain loans in an aggregate principal amount at any time outstanding not greater than $3,000,000,000. The proceeds of the Borrowings made hereunder will be used by the Company as provided in Article V.

            The Lenders are willing to commit to make the loans referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

            Section 1.01 Defined Terms. As used in this Agreement, the following words and terms shall have the respective meanings indicated opposite each of them:

            "Acquisition Intercompany Loan" shall mean a loan made to Cox Holdings, Inc. by the Company on the day payment is due for the CCI Minority Shares allocated to and purchased by Cox Holdings, Inc. pursuant to the Tender Offer, if (i) the proceeds of such loan are used to fund Acquisition Payments,
(ii) all obligations in respect of such loan are assumed on such day by Merger Sub, (iii) after giving effect to such use of proceeds and the transfer of shares of the Company to Merger Sub as provided in the Merger Agreement, Merger Sub will own a number of shares of the Company sufficient to permit it to cause the Merger to be completed forthwith as a "short-form" merger and (iv) the obligations in respect of such loan are discharged in the Merger.

            "Acquisition Payments" shall mean payments of (a) the purchase price for CCI Minority Shares purchased in the Tender Offer, whether paid directly by the Company in the Tender Offer or paid by a Subsidiary of Cox Enterprises, Inc. from proceeds of an Acquisition Intercompany Loan, (b) the merger consideration for the Merger upon effectiveness of the Merger and any amounts payable to stockholders who have sought statutory appraisal rights, (c) fees and expenses incurred or payable by the Company in connection with the Tender Offer or the Merger or (d) payments to holders of vested stock option rights upon cancellation of such option rights in accordance with the terms of the Merger Agreement.

            "Additional Credit Agreements" shall mean (a) the Credit Agreement dated as of December 3, 2004, among Cox Enterprises, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp North America, Inc. and Lehman Commercial Paper Inc., as syndication agents, and Citigroup Global Markets Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners and (b) the Credit Agreement dated as of December 3, 2004 among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp North America, Inc. and Lehman Commercial Paper Inc., as syndication agents, and Citigroup Global

Markets Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners.

            "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agreement" shall mean this Eighteen-Month Credit Agreement, as the same may be amended from time to time.

            "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Floating Rate in effect on such day; or (b) the Federal Funds Borrowing Rate in effect for such day plus 1/2 of 1%. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Floating Rate or the Federal Funds Borrowing Rate shall be effective on the effective date of such change in the Floating Rate or the Federal Funds Borrowing Rate.

            "Alternate Base Rate Loans" shall mean those Loans which may be made under this Agreement and which are described in Section 2.02(c)(i) on which the Company shall pay interest at a rate based on the Alternate Base Rate.

            "Alternate Base Rate Margin" for any date shall be zero unless the Margin Percentage with respect to the Eurodollar Rate for such date exceeds 1.00%; and if the Margin Percentage with respect to the Eurodollar Rate for such date exceeds 1.00%, the Alternate Base Rate Margin for such date will be the Margin Percentage with respect to the Eurodollar Rate for such date less 1.00%.

            "Arrangers" shall mean Citigroup Global Markets Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc.

            "Assignment and Acceptance" shall have the meaning specified in
Section 13.07(c).

            "Basic Subscribers" shall mean all of the following which are receiving basic cable television service provided by the CATV Systems: (a) the number of single family dwellings, plus the number of individual households in multiple dwelling units, purchasing basic cable television service, (b) the number of commercial rate customers purchasing basic cable television service and (c) the number of courtesy and free service customers.

            "Borrowing" shall mean a borrowing of Loans made by the Company pursuant to Section 2.01(a), as converted or continued under Section 2.05.

            "Borrowing Date" shall mean a date upon which a Borrowing is to be made under Article II.

            "Borrowing Pro Rata Share" shall mean, with respect to any Lender as to any Borrowing, a fraction (expressed as a percentage rounded upward, if necessary, to the nearest whole multiple of 0.000000001%) (A) the numerator of which shall be the amount of such Lender's Commitment and (B) the denominator of which shall be the aggregate amount of all Lenders' Commitments.

            "Business Day" shall mean a day when the Administrative Agent is open for business; provided that if the applicable Business Day relates to Eurodollar Loans, it shall mean a day when the Administrative Agent is open for business and banks are open for dealings in Dollar deposits in the London interbank market.

            "CATV Systems" shall mean the cable television distribution systems owned and operated, directly or indirectly, by the Company or any of its Subsidiaries that receive television and video signals by antenna, microwave transmission or satellite transmission and which amplify such signals and distribute them via coaxial or fiber optic cable.

            "CCI Minority Shares" shall mean shares of the common stock of the Company not owned by Cox Enterprises, Inc. and its Subsidiaries, including any shares of restricted stock or shares issuable upon the exercise of stock options.

            "Closing Date" shall mean December 8, 2004 or any later Business Day occurring on or before July 19, 2005 designated by the Company and Cox Enterprises, Inc. as the date of the first borrowing under any of this Agreement, the Additional Credit Agreements or the Existing Credit Agreements (as amended and restated as of the date hereof).

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder up to the principal amount set forth as to such Lender on Exhibit 2.01(a), as such commitment may be reduced from time to time pursuant to the terms of this Agreement. The initial aggregate amount of the Commitments is $3,000,000,000.

            "Commitment Fees" shall have the meaning specified in Section 4.03.

            "Commitment Fee Rate" shall have the meaning specified in the definition of "Margin Percentage".

            "Consolidated Debt" shall mean, without duplication, all Debt of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, and including guaranties of indebtedness for borrowed money or for the deferred purchase price of Property and obligations under or with respect to standby letters of credit of the Company and the Restricted Subsidiaries, but only to the extent such liabilities for guaranties or standby letters of credit in the aggregate exceed $50,000,000; provided further that for purposes of this definition, Consolidated Debt shall not include guaranties by the Company or any Restricted Subsidiary of overdrafts of any Restricted Subsidiary, which occur in the ordinary course of business and remain outstanding for a period not to exceed seven Business Days; provided further, that for purposes of computing the Leverage Ratio, such computation shall exclude any effect on the Company's or any Restricted Subsidiary's debt securities or Indexed Securities in respect of the accounting for all derivative financial instruments in accordance with GAAP, including derivative financial instruments that may be embedded in the Company's or any Restricted Subsidiary's debt securities or Indexed Securities and freestanding derivative financial instruments used by the Company or any Restricted Subsidiary for hedging purposes, but such computation shall in any event include the original principal amount and any accreted principal amount of such debt securities and Indexed Securities. The effect on the computation of the Leverage Ratio that may be excluded in respect of the accounting for all derivative financial instruments in accordance with GAAP includes: (i) entries associated with the mark-to-market of all freestanding and embedded derivative financial instruments classified as a component of the Company's or any Restricted Subsidiary's debt securities or Indexed Securities in the consolidated balance sheet of the Company and (ii) entries to record and accrete additional debt discount that may arise from the bifurcation of derivative financial instruments embedded in the Company's or any Restricted Subsidiary's debt securities or Indexed Securities.

            "Consolidated Interest Expense" shall mean, as of the last day of any fiscal quarter of the Company for the period of four fiscal quarters then ended, the sum of (i) interest expense, after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to interest rate swaps, caps and floors or other similar agreements, and (ii) capitalized interest expense, in each case of the Company and its Restricted Subsidiaries, all on a consolidated basis determined in accordance with GAAP; provided that for purposes of this definition, interest expense shall exclude any effect on interest expense in respect of the accounting for all derivative financial instruments in accordance with GAAP, including derivative financial instruments that may be embedded in the Company's or any Restricted Subsidiary's debt securities or Indexed Securities and freestanding derivative financial instruments that may be used by the Company or any Restricted Subsidiary for hedging purposes. The effect on interest expense that may be excluded in respect of the accounting for all derivative financial instruments in accordance with GAAP includes: (i) entries to record noncash interest expense (or income) associated with the mark-to-market of freestanding and embedded derivative financial instruments, (ii) noncash interest expense associated with the accretion of additional debt discount that may arise from the bifurcation of derivative financial instruments embedded in the Company's or any Restricted Subsidiary's debt securities or Indexed Securities, and (iii) noncash interest expense (or income) that may arise if the Company's or any Restricted Subsidiary's hedging strategies become ineffective, as determined in accordance with GAAP.

            "Consolidated Net Worth" shall mean total assets of the Company and all Restricted Subsidiaries less all liabilities of the Company and all Restricted Subsidiaries, as determined in accordance with GAAP.

            "Consolidated Operating Cash Flow" shall mean, as of the last day of any fiscal quarter of the Company for the period of four fiscal quarters then ended, the sum of (i) operating income of the Company and its Restricted Subsidiaries (less cash dividends and other cash distributions to the holders of minority interests in the Company's Restricted Subsidiaries), to the extent otherwise reflected in operating income before giving effect to depreciation, amortization, other non-cash charges and equity in earnings (losses) of unconsolidated investees on a consolidated basis determined in accordance with GAAP and non-recurring one-time charges and (ii) cash dividends and cash distributions, other than extraordinary distributions, for such period from unconsolidated investees of the Company and its Restricted Subsidiaries, on a consolidated basis determined in accordance with GAAP, minus, without duplication, (iii) the amount of cash payments in respect of items that were originally reflected in operating income (whether in such period or any earlier period) as non-cash charges; provided that the Company's Unit Appreciation Plan Expense shall not be included in the calculation of Consolidated Operating Cash Flow.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Counsel for the Company" shall mean Dow, Lohnes & Albertson, PLLC.

            "Cox Family" shall include those certain trusts commonly referred to as the Dayton-Cox Trust A, the Barbara Cox Anthony Atlanta Trust, the Anne Cox Chambers Atlanta Trust, Barbara Cox Anthony, Garner Anthony, Anne Cox Chambers, and the estates, executors and administrators, and lineal descendants of the above-named individuals, any private foundation or other charitable entity of which the above-described individuals constitute a majority of the trustees, directors or managers, and any corporation, partnership, limited liability company, trust or other entity in which the above-named trusts or above-described individuals and the estates, executors and administrators, and lineal descendants of the above-named individuals in the aggregate have a direct or indirect beneficial interest or voting control of greater than 50%.

            "Debentures" shall mean the Company's Exchangeable Subordinated Discount Debentures due 2020 in an aggregate original principal amount at maturity of $1,643,617,000.

            "Debt" shall mean with respect to any Person and without duplication
(i) indebtedness for borrowed money or for the deferred purchase price of Property in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person directly or indirectly assures a creditor against loss, and (ii) the capitalized portions of obligations under leases which shall have been or should have been, in accordance with GAAP, recorded as capital leases.

            "Default Rate" shall mean a rate per annum (for the actual number of days elapsed, based on a year of 365 or 366 days, as the case may be) which shall be equal to the lesser of the Alternate Base Rate plus the Alternate Base Rate Margin plus 1% or the Highest Lawful Rate.

            "Depositary" shall have the meaning specified in Section 13.03.

            "Dollars" and "$" shall mean lawful currency of the United States of America.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Eurodollar Event" shall have the meaning specified in Section 2.02(d)(i).

            "Eurodollar Loans" shall mean those Loans which may be made under this Agreement and which are described in Section 2.02(c)(ii) on which the Company shall pay interest at a rate based on the Eurodollar Rate.

            "Eurodollar Rate" for any Interest Period shall mean, for each Eurodollar Loan comprising part of a Borrowing, an interest rate per annum equal to the per annum rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Event of Default" shall mean any of the events specified in Article X; provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder:

            (a) taxes that are imposed on or measured by its overall net income by the United States;

            (b) taxes that are imposed on or measured by its overall net income or profits (and franchise taxes imposed on or measured by income, earnings or retained earnings) by (i) the state or foreign jurisdiction in or under the laws of which it is organized or any political subdivision thereof, (ii) the state or foreign jurisdiction of its principal office or Lending Office, or (iii) any state or foreign jurisdiction solely as a result of a current or former connection between it and such jurisdiction (other than any such connection arising solely from its having executed, delivered or performed its obligations or received payment under, or enforced, this Agreement or the Loans) or any political subdivision thereof;

            (c) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which it is located, or any political subdivision thereof; and

            (d) in the case of a Foreign Lender, any U.S. withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office, but only to the extent greater than the amount of any Indemnified Taxes to which such Foreign Lender would be entitled at the time of such designation) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.04.

            "Existing Credit Agreements" shall mean (a) the Five-Year Credit Agreement dated as of June 4, 2004, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as co-syndication agent, Wachovia Bank, National Association, as co-syndication agent, J.P. Morgan Securities Inc., as co-lead arranger and joint bookrunner, and Banc of America Securities, LLC, as co-lead arranger and joint bookrunner and (b) the Five-Year Credit Agreement dated as of June 4, 2004, among Cox Enterprises, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as co-syndication agent, Wachovia Bank, National Association, as co-syndication agent, J.P. Morgan Securities Inc., as co-lead arranger and joint bookrunner, and Wachovia Capital Markets, LLC, as co-lead arranger and joint bookrunner.

            "FCC" shall mean the Federal Communications Commission or any successor governmental agency thereto.

            "Federal Funds Borrowing Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Federal Funds Rate Loans" shall mean those Loans which may be made under this Agreement and which are described in Section 2.02(c)(iii) on which the Company shall pay interest at a rate based on the Federal Funds Borrowing Rate.

            "Financial Institution" shall mean an entity which regularly engages in one or more of the following activities: making loans, issuing letters of credit or purchasing loans or loan commitments or interests in loans, loan commitments or letters of credit.

            "Floating Rate" shall mean, as of a particular date, the prime rate most recently determined by JPMCB. Without notice to the Company or any other Person, the Floating Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. The Floating Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. JPMCB may make commercial loans or other loans at rates of interest at, above or below the Floating Rate.

            "Foreign Lender" shall mean any Lender that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code).

            "Franchise Agreements" shall mean all material franchise agreements or other substantially similar agreements to which the Company or any of its Subsidiaries is a party.

            "Funding Date" shall mean each of (a) no more than three dates (occurring on or prior to the Loan Availability Expiration Date) on which (i) payment is due for tendered CCI Minority Shares allocated and accepted for purchase pursuant to the Tender Offer or (ii) the Company elects to repay Conventional Revolving Loans (as defined under the Additional Credit Agreement to which the Company is a party) or Conventional Loans (as defined under the Existing Credit Agreement to which the Company is a party, as amended and restated as of the date hereof), in each case which were used to fund Acquisition Payments and (b) the date or the next Business Day (if on or prior to the Loan Availability Expiration Date) on which the Merger becomes effective.

            "GAAP" shall mean generally accepted accounting principles in the United States of America.

            "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any applicable time may be contracted for, taken, reserved, charged or received on any Loan or on the other amounts which may be owing to any Lender pursuant to this Agreement under the laws applicable to such Lender and this transaction.

            "Homes Passed" shall mean the total of (a) the number of single family residences capable of being serviced without further line construction;
(b) the number of units in multi-family residential buildings capable of being serviced without further line construction; and (c) the number of then current commercial service accounts regardless of the number of units serviced or the equivalent billing units.

            "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

            "Indenture" shall mean the Indenture, dated as of June 27, 1995, between the Company and the Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture, dated as of August 12, 1999, the Third Supplemental Indenture, dated as of April 19, 2000, and the Sixth Supplemental Indenture, dated as of May 5, 2003 (and as the same may be further supplemented from time to time).

            "Indexed Securities" shall mean securities or financial contracts of the Company issued and outstanding from time to time whose fair value is derived from an index, such as the trading price of another referenced security.

            "Interest Election Request" shall mean a request by the Company to convert or continue a Borrowing in accordance with Section 2.05.

            "Interest Payment Date" shall mean the last day of each Interest Period.

            "Interest Period" shall mean, with respect to each Eurodollar Loan hereunder, the period commencing on the Borrowing Date of such Loan or the date such Borrowing is continued or converted from another type of Borrowing and ending one, two, three or six months thereafter, as the Company may select in the Notice of Borrowing or Interest Election Request; provided that (i) no Interest Period shall extend beyond the Maturity Date, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that with respect to Eurodollar Loans, any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day only if such Business Day does not fall in another month, and in the event the next succeeding Business Day falls in another month, the Interest Period for such Eurodollar Loan shall be accelerated so that such Interest Period shall end on the next preceding Business Day, (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the last month of such Interest Period shall end on the last Business Day of the last month of such Interest Period and (iv) until the earlier of (A) the completion of syndication as determined by the Arrangers and (B) the 30th day following the Closing Date, all Eurodollar Loans shall have an Interest Period of one month. In no event shall there be more than 10 Interest Periods in effect at any one time.

            "Investment" shall have the meaning specified in Section 9.05.

            "JPMCB" shall mean JPMorgan Chase Bank, N.A., a national banking association having its principal offices located at 270 Park Avenue, New York, New York 10017.

            "Lender Affiliate" shall mean, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is primarily engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is Controlled by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is Controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Lenders" shall mean the Persons listed on Exhibit 2.01(a), each such Lender's respective successors (which successors shall include any entity resulting from a merger or consolidation) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "Lending Office" shall mean, with respect to any Lender, its principal office in the city identified with such Lender, in Section 13.02, or such other office or branch of such Lender as it shall designate in writing from time to time to the Company.

            "Leverage Ratio" shall mean, at any time, the ratio of (a) Consolidated Debt (less the aggregate amount of cash and cash equivalents of the Company and its Restricted Subsidiaries representing the unused proceeds of securities issued after the date hereof to refinance Debt obligations scheduled to mature within 90 days) as of the last day of the fiscal quarter most recently ended for which financial statements shall have been delivered to the Lenders pursuant to Section 8.02 to (b) Pro Forma Consolidated Operating Cash Flow for the period ending on such day; provided that for purposes of determining the Leverage Ratio as of any date occurring on or before December 30, 2005 (but not as of December 31, 2005 or any time thereafter) Consolidated Debt shall be reduced by the difference (if a positive number) between (i) the Leverage Ratio Credit and (ii) the Leverage Ratio Credit Reduction, if any, on such date.

            "Leverage Ratio Credit" shall mean, for any date occurring on or before December 30, 2005, $1,000,000,000.

            "Leverage Ratio Credit Reduction" shall mean, for any date occurring on or before December 30, 2005, an amount equal to the aggregate amount of all net cash proceeds received by the Company at any time after the Closing Date from (a) the issuance and sale of capital stock of the Company or as an equity contribution (net of underwriting discounts and commissions and other issuance costs) or (b) from the sale or disposition of capital stock or other equity interests of a Subsidiary or the assets of a business of the Company or a Subsidiary (net of (i) the costs of the sale or disposition, (ii) taxes paid or payable by the Company or a Subsidiary or an Affiliate in connection with or as a result of the sale or disposition, (iii) proceeds of the sale applied to the payment of debt or other obligations of the Company or a Subsidiary required to be repaid, redeemed or repurchased in connection with or as a result of the sale or disposition and (iv) any reserve established by the Company for the payment of any post-closing obligations, such as working capital adjustments and indemnities, that may become payable by the Company or any Restricted Subsidiary under the agreements relating to the sale or disposition), except any sale or disposition made for an aggregate purchase consideration of less than $50,000,000.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sales agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

            "Loan Availability Expiration Date" shall mean the earliest of (a) the Business Day after the day on which the Merger becomes effective, (b) the Business Day on which the Company notifies the Administrative Agent that the Merger Agreement has terminated, and (c) July 19, 2005.

            "Loans" shall have the meaning specified in Section 2.01(a).

            "Majority Lenders" shall mean (a) until expiration or termination of the Commitments, Lenders having more than 50% of the outstanding Loans and unfunded Commitments and (b) after expiration or termination of the Commitments, Lenders having more than 50% of the aggregate outstanding Loans.

            "Margin Percentage" shall mean at any date that percentage (a) to be added to the Eurodollar Rate or the Federal Funds Borrowing Rate, as appropriate, pursuant to Section 2.02(c)(ii) or Section 2.02(c)(iii) for purposes of determining the per annum rate of interest applicable from time to time to Federal Funds Rate Loans and Eurodollar Loans and (b) to be used in computing the Commitment Fee Rate pursuant to Section 4.03, set forth under the appropriate column below opposite the Category corresponding to the Company's corporate credit ratings by S&P or Moody's, respectively, on such date:

                                Margin Percentage

                                                       Federal Funds
                                     Eurodollar          Borrowing        Commitment
Category         Ratings                Rate                Rate           Fee Rate
--------         -------             ----------        -------------      ----------
1               > or =A-/A3            0.525%              0.650%           0.100%

2               BBB+/Baa1              0.625%              0.750%           0.125%

3               BBB/Baa2               0.750%              0.875%           0.150%

4               BBB-/Baa3              0.875%              1.000%           0.200%

5               BB+/Ba1                1.125%              1.250%           0.250%

6               < or =BB/Ba2           1.375%              1.500%           0.375%

            For purposes of the foregoing, (i) if either S&P or Moody's shall not have in effect a corporate credit rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Margin Percentage shall be based upon the rating of the other rating agency;
(ii) if the two corporate credit ratings established or deemed to have been established by S&P and Moody's for the Company shall fall within different Categories from one another and such difference shall be one ratings level, the Margin Percentage shall be based on the Category corresponding to the higher of the two ratings; (iii) if the two corporate credit ratings established or deemed to have been established by S&P and Moody's for the Company shall fall within different Categories from one another and such difference shall be two ratings levels or more, the Margin Percentage shall be based on the Category corresponding to the rating at midpoint or, if there is no midpoint rating, the rating which is one level lower than the higher rating, and (iv) if the corporate credit ratings established or deemed to have been established by S&P or Moody's for the Company shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Margin Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if any such rating agency shall cease to be in the credit rating business, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Margin Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            "Margin Stock" shall mean "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

            "Material Adverse Effect" shall mean a material adverse effect on the business, properties or financial condition of the Company and its Restricted Subsidiaries on a consolidated basis or on the ability of the Company to perform its obligations under this Agreement.

            "Material FCC Licenses" shall have the meaning specified in Section 8.04.

            "Material Franchise Agreements" shall mean Franchise Agreements in connection with CATV Systems constituting 80% or more at any time of aggregate Basic Subscribers of the Company and its Subsidiaries.

            "Maturity Date" shall mean the date that is eighteen months from the Closing Date.

            "Maximum Permissible Rate" shall have the meaning specified in
Section 13.05.

            "Merger" shall mean the merger of Merger Sub with and into the Company, in which the Company is the surviving corporation, on substantially the terms and conditions set forth in the Merger

Agreement, as in effect on the date hereof or hereafter modified, amended or waived with the consent of the Arrangers, which consent shall not be unreasonably withheld.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 19, 2004, among the Company, Cox Enterprises, Inc., Cox Holdings, Inc. and Merger Sub.

            "Merger Sub" shall mean CEI-M Corporation, a newly formed wholly owned direct or indirect subsidiary of Cox Enterprises, Inc.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Notice of Borrowing" shall have the meaning specified in Section 2.01(c).

            "Officer's Certificate" shall mean a certificate signed in the name of the Company by either its Chief Executive Officer, its President, one of its Vice Presidents or its Treasurer.

            "Other Taxes" shall mean all present or future stamp, registration or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or the Loans.

            "Pay Units" shall mean the aggregate number of premium services received by Basic Subscribers on a primary outlet.

            "PBGC" shall have the meaning specified in Section 6.12.

            "Permitted Lien" shall mean any Lien permitted pursuant to Section 9.01.

            "Person" shall mean an individual, partnership, joint venture, corporation, limited liability company, bank, trust, unincorporated organization, government or any department or agency thereof or other entity.

            "Plan" shall mean any employee pension benefit plan within the meaning of Title IV of ERISA which is either (i) maintained for employees of the Company, of any Subsidiary, or of any member of a "controlled group of corporations" or "combined group of trades or businesses under common control" as such terms are defined, respectively, in Sections 1563 and 414 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, of which the Company or any Subsidiary is a party, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company, any Subsidiary or any member of a "controlled group of corporations" or "combined group of trades or businesses under common control" defined as aforesaid, is at the time in question making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

            "Prepayment Pro Rata Share" shall mean, with respect to any Lender as to any prepayment of Loans, a fraction (expressed as a percentage rounded upward, if necessary, to the nearest whole multiple of 0.000000001%) (A) the numerator of which shall be the principal amount of such Loans outstanding to such Lender at such time and (B) the denominator of which shall be the aggregate principal amount of such Loans outstanding to all Lenders at such time.

            "Principal Office" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

            "Pro Forma Consolidated Operating Cash Flow" shall mean Consolidated Operating Cash Flow, excluding therefrom all Consolidated Operating Cash Flow attributable to any Restricted Subsidiary or business sold or otherwise disposed of other than in the ordinary course of business during any four fiscal quarter period in question as if such Restricted Subsidiary or business were not owned at any time during such four fiscal quarter period and including therein all Consolidated Operating Cash Flow attributable to any Restricted Subsidiary or business acquired other than in the ordinary course of business during any four fiscal quarter period in question as if such Restricted Subsidiary or business were at all times owned during such four fiscal quarter period.

            "Property" shall mean all types of real and personal property, whether tangible, intangible or mixed.

            "Prospectus Supplement" shall mean, collectively, the prospectus supplements relating to the Debentures.

            "Quarterly Date" shall mean the last day of each March, June, September and December, beginning with December 31, 2004, or if any such date is not a Business Day, the respective Quarterly Date shall be the next succeeding Business Day.

            "Register" shall have the meaning specified in Section 13.07(f).

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System.

            "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Prepayment Date" shall have the meaning specified in
Section 2.02(d)(i).

            "Restricted Payment" shall have the meaning specified in Section
9.03.

            "Restricted Subsidiary" shall mean each Subsidiary other than those identified as Unrestricted Subsidiaries in Exhibit 6.01; provided that a Restricted Subsidiary may be designated by the Company as an Unrestricted Subsidiary or an Unrestricted Subsidiary may be redesignated by the Company as a Restricted Subsidiary if immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and the Company shall promptly deliver to the Administrative Agent notice of any such designation or redesignation; provided further that after the initial designation of an Unrestricted Subsidiary by the Company at any time, only three further redesignations of such Subsidiary shall be permitted.

            "S&P" shall mean Standard and Poor's Ratings Group.

            "SPC" shall have the meaning specified in Section 13.07(d).

            "Specified Proceeds" shall mean cash proceeds received by the Company or any of its Restricted Subsidiaries at any time after the date of this Agreement from (a) any issuance and sale of its debt securities in any public offering or private placement, net of underwriting discounts and commissions and issuance costs, or (b) the incurrence of Debt by the Company or any of its Restricted Subsidiaries in an aggregate amount exceeding $200,000,000 under any loan or credit facility other than this Agreement and the other credit agreements of the Company referred to in Section 7.01(d), net of up-front fees and closing costs; provided that "Specified Proceeds" shall not include proceeds received by the Company or any of its Restricted Subsidiaries from the issuance of commercial paper.

            "Subsidiary" shall mean any Person of which more than 50% of the outstanding shares, having voting power under ordinary circumstances to elect a majority of the Board of Directors or other governing body of such Person, shall at the time be owned, directly or indirectly, by the Company, by any one or more Subsidiaries, or by the Company and one or more Subsidiaries.

            "Syndication Agents" shall mean Citicorp North America, Inc. and Lehman Commercial Paper Inc.

            "Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

            "Tender Offer" shall mean a tender offer for the purchase of CCI Minority Shares on substantially the same terms and conditions set forth in the Offer to Purchase dated November 3, 2004, as in effect on the date hereof or hereafter modified, amended or waived with the consent of the Arrangers, which consent shall not be unreasonably withheld.

            "Unit Appreciation Plan Expense" shall mean accrued and unpaid unit appreciation plan expense for any given fiscal quarter.

            "Unrestricted Subsidiary" shall mean any Subsidiary so designated in accordance with the terms of this Agreement and shall include any subsidiary of any Subsidiary so designated.

            "Wholly Owned", when used with respect to a Subsidiary, shall mean the beneficial ownership by the Company of 100% of the equity securities of such Subsidiary.

            Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including real and personal property, cash, securities, accounts and contract rights.

            Section 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                  ARTICLE II.

                                    THE LOANS

            Section 2.01 Loans.

            (a) Commitments. Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees to make a loan (collectively, the "Loans") to the Company on each Funding Date in an amount equal to such Lender's Borrowing Pro Rata Share of an amount of Loans requested by the Company for funding on such Funding Date, which amount shall not, in the aggregate for all Loans at any time requested to be funded, exceed the aggregate Loan Commitments; provided that:

                  (i) All Commitments for Loans will terminate at the close of business on the Loan Availability Expiration Date;

                  (ii) The aggregate amount of Loans requested by the Company for funding on any day prior to the date on which the Merger becomes effective shall not exceed the aggregate amount of (A) all Acquisition Payments that are to be paid on such day or the next Business Day from the proceeds of such Loans and (B) all revolving credit loans previously funded under the Additional Credit Agreement and Existing Credit Agreement to which the Company is a party and used to pay Acquisition Payments that are to be repaid on such day or the next Business Day from the proceeds of such Loans;

                  (iii) On the date the Merger becomes effective or the next Business Day, the Company may request funding of Loans in an amount up to the full amount which then remains unfunded and available under the Commitments (whether or not any Loans were previously funded in connection with the purchase of CCI Minority Shares pursuant to the Tender Offer); and

                  (iv)  Loans that are repaid or prepaid may not be reborrowed.

            (b) Repayment of Loans. The Company hereby unconditionally promises to pay to the Administrative Agent, on the Maturity Date, all outstanding Loans for account of the Lenders holding Loans.

            (c)   Borrowing Procedures. Each Borrowing shall be made on at least
(A) in the case of a Borrowing consisting of Alternate Base Rate Loans or Federal Funds Rate Loans, prior oral or written notice from the Company to the Administrative Agent by 10:00 a.m. (New York, New York time) on the same day as the requested borrowing (and the Administrative Agent shall prior to 11:00 a.m. (New York, New York time) provide oral or written notice of the requested borrowing to the Lenders, and (B) in the case of a Borrowing consisting of Eurodollar Loans, three Business Days' prior written or oral notice from the Company to the Administrative Agent by 10:00 a.m. (New York, New York time) (and the Administrative Agent shall, in the case of (B) above, upon receipt of such notice provide to each Lender prior oral or written notice by 11:30 a.m. (New York, New York time) on the date such notice is received by the Administrative Agent) (each such notice, a "Notice of Borrowing"). Each Notice of Borrowing shall be irrevocable and shall specify (A) the total principal amount of the proposed

Borrowing, (B) whether the Borrowing will be comprised of Alternate Base Rate Loans, Federal Funds Rate Loans or Eurodollar Loans, (C) the applicable Interest Period (if any) for such Loans, (D) the Borrowing Date, (E) the bank account into which the funds with respect to such Borrowing shall be deposited (including, if requested by the Administrative Agent, a flow of funds memorandum reasonably satisfactory to the Administrative Agent demonstrating disbursement of the proceeds of such Borrowing for the purposes specified in Article V) and
(F) a statement as to the amount of proceeds of such Borrowing to be used to repay Conventional Revolving Loans (as defined under the Additional Credit Agreement to which the Company is a party) or Conventional Loans (as defined under the Existing Credit Agreement to which the Company is a party, as amended and restated as of the date hereof), in each case the proceeds of which were used to fund Acquisition Payments. If no election as to the type of Borrowing is specified, then the requested Borrowing shall consist of Alternate Base Rate Loans. If no Interest Period is specified with respect to any Borrowing consisting of Eurodollar Loans, then the Company shall be deemed to have selected the shortest permitted Interest Period. The Administrative Agent shall promptly give like notice to the other Lenders, and on the Borrowing Date each Lender shall make its share of the Borrowing available to the Administrative Agent at its Principal Office no later than 12:00 noon (New York, New York time) in immediately available funds.

            Section 2.02 Delivery of Proceeds; Recordation of Loans; Interest.

            (a) The Administrative Agent shall pay or deliver the proceeds of each Borrowing to or upon the order of the Company. Each Lender shall keep accurate records as to the Loans made by it, including (A) the date and principal amount of each Loan, (B) the rate of interest applicable to such Loan, and (C) each payment of principal thereon; provided that the failure of such Lender to record such amounts, dates and rates shall not diminish or impair the Company's obligation to repay all principal advanced and to pay all interest accruing under its Loans in accordance with the terms hereof.

            (b) Substitute Rate. Anything in this Agreement to the contrary notwithstanding, if at any time prior to the determination of the rate with respect to any proposed Loan the Majority Lenders in their discretion shall determine with respect to Eurodollar Loans to be made or continued by them on the applicable Borrowing Date or continuation date or, with respect to Loans to be converted to Eurodollar Loans, on the applicable conversion date, that there is a reasonable probability that Dollar deposits will not be offered to such Lenders in the interbank eurodollar market for a period of time equal to the applicable Interest Period in amounts equal to the amount of each such Lender's Eurodollar Loan in Dollars or that the Eurodollar Rate does not reflect the cost of funding by the Lenders or that adequate and fair means do not exist to be able to determine the Eurodollar Rate, then:

                        (A) the Majority Lenders (acting through the Administrative Agent) or the Administrative Agent, as the case may be, shall give the Company notice thereof; and

                        (B) Alternate Base Rate Loans or Federal Funds Rate Loans, as selected by the Company in accordance with Section 2.01(c) (or, if the Company does not provide timely notice of its selection, Alternate Base Rate Loans) shall be made in lieu of any Eurodollar Loans that were to have been made at such time.

            (c)   Interest. The Loans shall bear interest as follows:

                  (i) Each Alternate Base Rate Loan shall be made in Dollars and shall bear interest on the unpaid principal amount thereof from time to time outstanding at a rate per annum (for the actual number of days elapsed, based on a year of 365 or 366 days, as the case may be) which shall be equal to the lesser of (A) the Alternate Base Rate plus the Alternate Base Rate Margin, or (B) the Highest Lawful Rate.

                  (ii) Each Eurodollar Loan shall be made in Dollars and shall bear interest on the unpaid principal amount thereof from time to time outstanding at a rate per annum (for the actual number of days elapsed, based on a year of 360 days) which shall be equal to the lesser of (A) the Eurodollar Rate plus the applicable Margin Percentage, or (B) the Highest Lawful Rate.

                  (iii) Each Federal Funds Rate Loan shall be made in Dollars and shall bear interest on the unpaid principal amount thereof from time to time outstanding at a rate per annum (for the actual number of days elapsed, based on a year of 360 days) which shall be equal to the lesser of (A) the Federal Funds Borrowing Rate plus the applicable Margin Percentage, or (B) the Highest Lawful Rate.

                  (iv) Interest on the outstanding principal of each Loan shall accrue from and including the Borrowing Date for such Loan to but excluding the date such Loan is paid in full and shall be due and payable
      (A) on the Interest Payment Date for each Eurodollar Loan and on each Quarterly Date for each Alternate Base Rate Loan or Federal Funds Rate Loan, (B) as to any Eurodollar Loan having an Interest Period greater than three months, at the end of the third month of the Interest Period for such Loan, and (C) as to all Loans, at maturity, whether by acceleration or otherwise, or after notice of prepayment in accordance with Section 2.02(d)(i) or Section 3.01(c) hereof, on and after the Required Prepayment Date or the applicable prepayment date, as the case may be, as specified in such notice.

                  (v) Past due principal, pursuant to acceleration, the Company's failure to make a prepayment on the date specified in the applicable prepayment notice or otherwise, and to the extent permitted by applicable law, past due interest and (after the occurrence of an Event of Default) past due fees, pursuant to acceleration or otherwise, shall bear interest from their respective due dates, until paid, at the Default Rate.

            (d)   Change of Law.

                  (i) Anything in this Agreement to the contrary notwithstanding, if at any time any Lender in good faith determines (which determination shall be conclusive absent manifest error) that any change after the date hereof in any applicable law, rule or regulation or in the interpretation or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful (any of the above being described as a "Eurodollar Event"), for such Lender or its foreign branch or branches to maintain or fund any Loan by means of Dollar deposits obtained in the interbank eurodollar market, then, at the option of such Lender (to the extent practicable, after consultation with the Company as to its preference and after making a reasonable effort to give effect to such preference), the aggregate principal amount of each of such Lender's Eurodollar Loans then outstanding, which Loans are directly affected by such Eurodollar Event shall either (x) be prepaid or (y) be converted to a Loan of another type that is not so directly affected by such Eurodollar Event. Any remaining obligation of such Lender hereunder to make Eurodollar Loans (but not Federal Funds Rate Loans or Alternate Base Rate Loans), shall be suspended for so long as such Eurodollar Event shall continue. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, such Lender may exercise its aforesaid option by giving written notice thereof to the Administrative Agent and the Company. Any prepayment of any Eurodollar Loan which is required under this Section 2.02(d) shall be made, together with accrued and unpaid interest and all other amounts payable to such Lender under this Agreement with respect to such prepaid Loan (including, without limitation, amounts payable pursuant to Section 2.02(e)), on the date stated in the notice to the Company referred to above, which date ("Required Prepayment Date") shall be not less than 15 days (or such earlier date as shall be necessary to comply with the relevant law, rule or regulation) from the date of such notice. If any Eurodollar Loan is required to be prepaid under this
      Section 2.02(d), the Lenders agree that at the written request of the Company, the Lender that has made such Eurodollar Loan shall make a Loan of another type, as selected by the Company, that, in each case, is not so directly affected by such Eurodollar Event on the Required Prepayment Date to the Company in the same principal amount as the Eurodollar Loan of such Lender being so prepaid. Any such written request by the Company for Alternate Base Rate Loans under this Section 2.02(d) shall be irrevocable and, in order to be effective, must be delivered to the Administrative Agent not less than one Business Day prior to the Required Prepayment Date.

                  (ii) Notwithstanding the foregoing, in the event the Company is required to pay to any Lender amounts with respect to any Borrowing pursuant to Section 2.02(d)(i), the Company may give notice to such Lender (with copies to the Administrative Agent) that it wishes to seek one or more assignees (which may be one or more of the Lenders) to assume the Commitment of such Lender and to purchase its outstanding Loans and the Administrative Agent will use its best efforts to assist the Company in obtaining an assignee; provided that if more than one Lender requests that the Company pay substantially and proportionately equal additional amounts under Section 2.02(d)(i) and the Company elects to seek an assignee to assume the Commitments of any of such affected Lenders, the Company must seek an assignee or assignees to assume the Commitments of all of such affected Lenders. Each Lender requesting compensation pursuant to Section 2.02(d)(i) agrees to sell its Commitment, Loans and interest in this Agreement in accordance with Section 13.07 to any such assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, plus all other fees and amounts (including, without limitation, any compensation claimed by such Lender under Section 2.02(d)(i) and Section 2.02(e)) due such Lender hereunder calculated, in each case, to the date such Commitment, Loans and interest are purchased. Upon such sale or prepayment, each such Lender shall have no further Commitment or other obligation to the Company hereunder.

            (e) Fundings and Exchange Losses. In the event of (i) any payment or prepayment (whether authorized or required hereunder pursuant to acceleration or otherwise) or conversion of all or a portion of any Eurodollar Loan on a day other than the last day of the Interest Period therefor, (ii) any failure to make, prepay, continue or convert a Borrowing consisting of any Eurodollar Loan after the delivery of the Notice of Borrowing, Interest Election Request or notice of prepayment, as the case may be, for such Eurodollar Loan on the applicable Borrowing Date or continuation, conversion or prepayment date therefor, (iii) the failure of any Loan to be made by any Lender due to any condition precedent to a Loan not being satisfied or as a result of this Section
2.02 or due to any other action or inaction of the Company, or (iv) the assignment of any Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company, the Company shall pay to each affected Lender upon its request made on or before 45 days after the occurrence of any such event, acting through the Administrative Agent, such amount or amounts (to the extent such amount or amounts would not be usurious under applicable law) as may be necessary to compensate such Lender for any direct costs and losses incurred by such Lender (including, without limitation, such amount or amounts as will compensate it for the amount by which the rate of interest that would have accrued on such Loan had such event not occurred, at the Eurodollar Rate for the period from the date of such prepayment to the end of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have begun on the date of such failure), exceeds the rate of interest that would accrue for such period at the interest rate which such Lender would bid, at the beginning of such period, for deposits of a comparable amount and period from lenders in the relevant eurodollar or domestic certificate of deposit market, all as determined by such Lender in its good faith discretion), but otherwise without penalty. Any such claim by a Lender for compensation shall be made through the Administrative Agent and shall be accompanied by a certificate signed by an officer of such Lender authorized to so act on behalf of such Lender, setting forth in reasonable detail the computation upon which such claim is based. The obligations of the Company under this Section 2.02(e) shall survive the termination of this Agreement.

            (f)   Increased Costs - Taxes, Reserve Requirements, Etc.

                  (i) The Company for and on behalf of each Lender shall pay or cause to be paid directly to the appropriate governmental authority or shall reimburse or compensate each Lender upon demand by such Lender in good faith, acting through the Administrative Agent, for all costs incurred, losses suffered or payments made, as determined by such Lender, by reason of any and all present or future Taxes (including, without limitation, any interest equalization tax or any similar tax on the acquisition of debt obligations), whether or not such Taxes were correctly or legally asserted, on or with regard to any aspect of the transactions with respect to this Agreement and the Loans (except for (i) Excluded Taxes and (ii) Indemnified Taxes or Other Taxes paid pursuant to Section 2.02(f)(ii), Section 2.03 or Section 2.04).

                  (ii) The Company shall pay immediately upon demand by any Lender, acting through the Administrative Agent, any Other Taxes in connection with any Loans or this Agreement or in connection with the enforcement hereof or thereof; provided that the Company shall not be required to pay any such Other Taxes on behalf of any Lender that (i) becomes a party to this Agreement by assignment pursuant to Section 13.07 or (ii) designates a new Lending Office, in each case to the extent such Other Taxes are imposed at the time such Lender becomes a party to this Agreement or designates a new Lending Office in an amount greater than the amount the assignor or such Lender was entitled to at the time of the assignment or designation.

                  (iii) If any Lender or the Administrative Agent receives a refund in respect of Taxes for which such Lender or the Administrative Agent has received payment from the Company hereunder, it shall promptly notify the Company of such refund and shall, within 30 days after receipt of such refund, if no Event of Default has occurred and is continuing, repay such refund to the Company with interest if any interest is received thereon by such Lender or the Administrative Agent; provided that if an Event of Default has occurred and is continuing, such refund shall be applied to the outstanding Loans or paid to the Company once such Event of Default no longer exists; provided further, that the Company, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund.

                  (iv)  (A)   The Company shall reimburse or compensate each
      Lender upon demand by such Lender, acting through the Administrative Agent, for all costs incurred, losses suffered or payments made in connection with any Eurodollar Loans or any part thereof which costs, losses or payments are a result of any future reserve, special deposit or similar requirement against assets of, liabilities of, deposits with or for the account of, or Loans by such Lender imposed on such Lender, its foreign lending branch, or the interbank eurodollar market by any regulatory authority, central bank or other governmental authority, whether or not having the force of law, including, without limitation, Regulation D.

                        (B) If as a result of (y) the introduction of or any change in or in the interpretation or administration of any law or regulation after the date hereof or (z) the compliance with any request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Loans for which such Lender shall not have been reimbursed pursuant to the provisions of clause (A) above (other than any such increase in costs resulting from Taxes, as to which Sections 2.02(f)(i)-(ii) and
            2.03 shall govern), then the Company shall from time to time, upon demand by such Lender, acting through the Administrative Agent, pay to such Lender additional amounts sufficient to indemnify such Lender against the full amount of such increased cost.

                        (C) Any Lender claiming reimbursement or compensation under this Section 2.02(f)(iv) shall make its demand on or before 45 days after the end of each Interest Period during which any such cost is incurred, loss is suffered or payment is made and shall provide the Administrative Agent, which in turn shall provide the Company, with a written statement in reasonable detail the calculation of the amount and basis of its request, which statement, subject to Section 2.02(g), shall be conclusive absent manifest error; provided that in the event any reimbursement or compensation demanded by a Lender under this Section 2.02(f) is a result of reserves actually maintained pursuant to the requirements imposed by Regulation D with respect to "Eurocurrency liabilities" (as defined or within the meaning of such Regulation), such demand shall be accompanied by a statement of such Lender in the form of Exhibit 2.02(f)(iv) attached hereto, which statement shall be conclusive and binding on the Company, subject to Section 2.02(g), except in the case of manifest error. No Lender may request reimbursement or compensation under this Section 2.02(f)(iv) for any period prior to the period for which demand has been made in accordance with the foregoing sentence. In preparing any statement delivered under this
            Section 2.02(f)(iv), such Lender may employ such assumptions and allocation of costs and expenses as it shall in good faith deem reasonable and may be determined by any reasonable averaging and attribution method. So long as any notice requirement provided for herein has been satisfied, any decision by the Administrative Agent or any Lender not to require payment of any interest, cost or other amount payable under this Section 2.02(f)(iv), or to calculate any amount payable by a particular method, on any occasion, shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest, cost or other amount payable hereunder, or to calculate any amount payable by another method, on any other or subsequent occasion for a subsequent Interest Period.

                  (v) If any Lender shall have determined in good faith that any applicable law, rule, regulation or guideline regarding capital adequacy (each, a "Capital Adequacy Pronouncement") adopted after the date hereof, or any change after the date hereof in any Capital Adequacy Pronouncement now or hereafter in effect, or any change after the date hereof in the interpretation or administration of any Capital Adequacy Pronouncement now or hereafter in effect by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) made after the date hereof of any such governmental authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital or the capital of any Person controlling such Lender as a consequence of its obligations hereunder to a level below that which such Lender would have achieved as a consequence of its obligations hereunder but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time, upon notice by the Lender requesting (through the Administrative Agent) compensation, under this Section 2.02(f)(v) within 90 days after such Lender has obtained knowledge of such event, the Company shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction. Any such claim by a Lender for compensation shall be made through the Administrative Agent and shall be accompanied by a certificate signed by an officer of such Lender authorized to so act on behalf of such Lender setting forth in reasonable detail the calculation upon which such claim is based.

                  (vi) Notwithstanding the foregoing, in the event the Company is required to pay to any Lender amounts pursuant to Section 2.02(f)(i)-(ii), 2.02(f)(iv)-(v) or Section 2.04, the Company may give notice to such Lender (with copies to the Administrative Agent) that it wishes to seek one or more assignees (which may be one or more of the Lenders) to assume the Commitment of such Lender and to purchase its outstanding Loans and the Administrative Agent will use its best efforts to assist the Company in obtaining an assignee; provided that if more than one Lender requests that the Company pay substantially and proportionately equal additional amounts under Section 2.02(f) or Section 2.03 and the Company elects to seek an assignee to assume the Commitments of any of such affected Lenders, the Company must seek an assignee or assignees to assume the Commitments of all of such affected Lenders. Each Lender requesting compensation pursuant to Section 2.02(f)(i), Section 2.02(f)(ii), Section 2.02(f)(iv), Section 2.02(f)(v) or Section 2.03 agrees to sell its Commitment, its outstanding Loans and interest in this Agreement in accordance with Section 13.07 to any such assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, plus all other fees and amounts (including, without limitation, any compensation claimed by such Lender under Section 2.02(e) or Section 2.03) due such Lender hereunder calculated, in each case, to the date such Commitment, Loans and interest are purchased. Upon such sale or prepayment, each such Lender shall have no further Commitment or other obligation to the Company hereunder.

                  (vii) Any Lender claiming any amounts pursuant to this Section 2.02(f) or Section 2.03 shall use its reasonable good faith efforts (consistent with its internal policies and legal and regulatory restrictions) to avoid or minimize the payment by the Company of any amounts under this Section 2.02(f) or Section 2.03, including changing the jurisdiction of its Lending Office; provided that no such change or action shall be required to be made or taken if, in the reasonable judgment of such Lender, such change would be materially disadvantageous to such Lender.

                  (viii) The obligations of the Company under this Section 2.02(f) created in accordance with this Section 2.02(f) shall survive the termination of the Commitments and this Agreement.

            (g) Calculation Errors. Each calculation by the Administrative Agent or any Lender with respect to amounts owing or to be owing by the Company pursuant to this Agreement or any Loan shall be conclusive except in the case of error. In the event the Administrative Agent determines in good faith within a reasonable time that any such error shall have occurred in connection with the determination of the applicable interest rate for any Loan which results in the Company paying either more or less than the amount which would have been due and payable but for such error, then (i) any Lender that received an overpayment shall promptly refund such overpayment to the Company and (ii) if any Lender received an underpayment, the Company shall promptly pay to such Lender the amount of such underpayment. In the event it is determined within a reasonable time that any Lender, acting through the Administrative Agent, has miscalculated any amount for which it has demanded reimbursement or compensation from the Company in respect of amounts owing by the Company other than interest which results in the Company paying more or less than the amount which would have been due and payable but for such error, such Lender or the Company, as the case may be, shall promptly refund or pay, as the case may be, to the other the full amount of such overpayment or underpayment. In the event it is determined within a reasonable time that the Company has miscalculated the Commitment Fees due under Section 4.03, which results in the Company paying more or less than the amount which would have been due and payable but for such error, (x) any Lender that received an overpayment shall promptly refund such overpayment to the Company and (y) if any Lender received an underpayment, the Company shall promptly pay to such Lender the amount of such underpayment. Any party making a request for payment pursuant to this
Section 2.02(g) shall provide with such request a statement in reasonable detail showing the calculation of the amount requested.

            Section 2.03 Setoff, Counterclaims and Taxes. All payments (whether of principal, interest, fees, reimbursements or otherwise) under this Agreement shall be made by the Company without setoff or counterclaim and shall be made free and clear of and without deduction (except as specifically provided in Section 2.04) for any Taxes now or hereafter imposed, other than for Excluded Taxes. Except as specifically provided in Section 2.04, if the Company shall be required by applicable law to deduct or withhold from any such payment any such Taxes (other than Excluded Taxes), then the Company shall (i) notwithstanding anything to the contrary in this Agreement, deduct or withhold an amount equal to such Tax from the amounts payable under this Agreement, (ii) make such Tax payment as so required to the relevant governmental authority in accordance with applicable law, and (iii) provided that such Lender has complied with the requirements of Section 2.04, pay to the Administrative Agent for the account of such Lender, on the date of each such payment, such additional amount as may be necessary in order that the net amount received by such Lender after such deduction or withholding (including any deduction or withholding applicable to additional amounts payable under this Section 2.03) shall equal the amount which would have been received if such deduction or withholding were not required. The Company shall confirm that all applicable Taxes (other than Excluded Taxes), if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official Tax receipts or notarized copies of such receipts to the Administrative Agent within 30 calendar days after payment of any applicable Tax, to the extent such receipts are issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. Upon request of any Lender, the Administrative Agent shall forward to such Lender a copy of such official receipt or a copy of such notarized copy of such receipt or other written proof of payment.

            Section 2.04 Withholding Tax Exemption.

            (a) To the extent not previously delivered, at least five Business Days prior to the first date on which interest or fees are payable hereunder to the Lenders in the case of each Lender that is listed on the signature pages of this Agreement, and on the later of such date and the date of the assignment pursuant to Section 13.07 pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Company (but only so long thereafter as such Lender remains lawfully able to do so):

                  (i) each Lender that is a "United States person" that is not a "domestic" corporation (as such terms are defined in Section 7701(a)(30) of the Code) shall provide each of the Administrative Agent and the Company with an original Internal Revenue Service Form W-9, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed under penalties of perjury; and

                  (ii) each Lender that is a Foreign Lender shall provide each of the Administrative Agent and the Company with either:

                        (A) an original Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed under penalties of perjury, certifying that such Lender is exempt or entitled to a zero (0) rate of United States withholding tax on payments pursuant to this Agreement, or

                        (B) a certificate, duly executed under penalties of perjury, that it is not (I) a "bank" (within the meaning of Section 881(c)(3)(A)of the Code), (II) a "ten-percent shareholder" (within the meaning of Section 871(h)(3)(B) of the Code) of the Company, or
            (III) a "controlled foreign corporation" related to the Company (within the meaning of Section 864(d)(4) of the Code), and an original Internal Revenue Service Form W-8BEN or Form W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed under penalties of perjury, certifying that such Lender is exempt from United States withholding tax on payments pursuant to this Agreement.

            (b) Each Lender shall deliver such new forms and documents prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered forms or other documents referred to in Section 2.04(a), or after the occurrence of any event requiring a change in the most recent forms or other documents delivered by such Lender. Such Lender shall promptly provide written notice to each of the Administrative Agent and the Company at any time it determines that it is no longer in a position to provide any previously delivered form or other document (or any other form of certification adopted by the Internal Revenue Service for such purpose).

            (c) In no event will any withholding by the Company on any interest payable to any Lender as contemplated by this Section 2.04 give rise to a Default under Section 10.01 with respect to payments of interest.

            Section 2.05 Interest Election(a). (a) Each Borrowing initially shall be of the type specified in the applicable notice of borrowing and, in the case of a Borrowing consisting of Eurodollar Loans shall have an initial Interest Period as specified in such notice. Thereafter, the Company may elect to convert such Borrowing to a different type or to continue such Borrowing and, in the case of a Borrowing consisting of Eurodollar Loans, may elect Interest Periods therefor, all as provided in this Section 2.05. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section 2.05 the Company shall notify the Administrative Agent of such election by telephone by the time that a notice of borrowing would be required under the applicable provisions of
Section 2.01 if the Company were requesting the advancement of new funds of the same type resulting from such election to be made on the effective date of such election. Each such telephonic election shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an Alternate Base Rate Loan, a Federal Funds Rate Loan or a Eurodollar Loan; and

                  (iv) if the resulting Borrowing is a Eurodollar Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

            If any such Interest Election Request requests a Eurodollar Loan but does not specify an Interest Period, or if the Company fails to deliver a timely Interest Election Request with respect to such a Borrowing prior to the end of the Interest Period applicable thereto, then, unless in the case or such failure to deliver an Interest Rate Election the applicable Loans are repaid, the Company shall be deemed to have selected the shortest possible Interest Period.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Majority Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Loan may be converted to or continued as a Eurodollar Loan and (ii) unless repaid, each Eurodollar Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

            Section 2.06 Obligations Several, Not Joint. The obligations of the Lenders hereunder are several and not joint. The failure of any Lender to make the Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation to make its Loan on the date of such borrowing, and no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

            Section 2.07 Replacement of Lenders. If any Lender requests compensation under Section 2.03, or if the Company is required to pay any additional amount to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.03, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

            Section 2.08 Evidence of Debt. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                                  ARTICLE III.

                       OPTIONAL AND REQUIRED PREPAYMENTS;
       INTEREST PAYMENT DATE AND COMMITMENT REDUCTION DATE PAYMENTS; OTHER
                                    PAYMENTS

            Section 3.01 Optional Prepayments. Loans may be prepaid in whole or from time to time in part at the option of the Company on any Business Day, without premium or penalty, notwithstanding that such Business Day is not an Interest Payment Date; provided that:

            (a) losses, if any, incurred by any Lender under Section 2.02(e) shall be payable with respect to each such prepayment of any Eurodollar Loan;

            (b) all partial prepayments shall be in an aggregate principal amount of at least $2,000,000 and an integral multiple of $100,000;

            (c) the Company shall give the Administrative Agent not less than one full Business Day's prior oral or written notice of each prepayment of any Eurodollar Loans, or any portion thereof, and notice to the Administrative Agent not less than 10:00 a.m. (New York, New York time) on the same day of the prepayment of Federal Funds Rate Loans or Alternate Base Rate Loans, or any portion thereof, proposed to be made pursuant to this Section 3.01, specifying the aggregate principal amount to be prepaid and the prepayment date; provided that with respect to each oral notice of a prepayment, the Company shall deliver promptly to the Administrative Agent a confirmatory written notice of such proposed prepayment; and

            (d) prepayments shall be allocated to all outstanding Loans for payment ratably to the holders thereof.

The Administrative Agent shall promptly notify the affected Lenders of the principal amount to be prepaid and the prepayment date. Notice of such prepayment shall be irrevocable and having been given as aforesaid, the principal amount specified in such notice, together with accrued and unpaid interest thereon to the date of prepayment, shall become due and payable on such prepayment date, and the provisions of Section 2.02(e) shall be applicable. The Company shall have no optional right to prepay the principal amount of any Loan other than as provided in this Section 3.01.

            Section 3.02 Required Prepayments. (a) If and whenever any Specified Proceeds are received at any time after the Closing Date by the Company or any Restricted Subsidiary, the Company shall prepay the Loans on the third Business Day thereafter in an amount equal to the amount of Specified Proceeds so received.

            (b)   All prepayments made pursuant to the provisions of this
Section 3.02 shall be applied to all outstanding Loans for payment ratably to the holders thereof. The Company shall have no right to reborrow any amount prepaid under Section 3.02(a).

            Section 3.03 Place, etc. of Payments and Prepayments. All payments and prepayments made in accordance with the provisions of this Agreement in respect of the Commitment Fees and the Administrative Agent's fee and of principal of and interest on the Loans and interest thereon shall be made to the Administrative Agent in Dollars at its Principal Office, in immediately available funds for the account of the Lenders. The Administrative Agent will promptly distribute to the Lenders, in accordance with each Lender's Prepayment Pro Rata Share as to the Loans being paid or prepaid, in immediately available funds, the amount of principal, interest and Commitment Fees received by the Administrative Agent for the account of such Lenders; provided that if interest shall accrue on any Loan at a rate different from the rate applicable to any other such Loan, payment and distribution of interest shall be based on the respective accrual rates applicable to such Loans. Any payment to the Administrative Agent for the account of a Lender under this Agreement shall constitute payment by the Company to such Lender of the amounts so paid to the Administrative Agent, and any Loans or portions thereof so paid shall not be considered outstanding for any purpose after the date of such payment to the Administrative Agent.

                                   ARTICLE IV.

                         REDUCTION OF COMMITMENTS; FEES

            Section 4.01 Optional Reduction or Termination of Commitments. The Company may at any time or from time to time reduce ratably in proportion to their respective Commitments or terminate in whole, the respective Commitments of the Lenders hereunder by giving not less than three full Business Days' prior written notice to such effect to the Administrative Agent; provided that any partial reduction shall be in an aggregate amount of not less than $2,000,000 and an integral multiple of $250,000. The Administrative Agent shall promptly notify each Lender of its proportionate share of and of the date of each such reduction. After each such reduction, the Commitment Fees owing to each Lender shall be calculated upon the Commitment of such Lender as so reduced. In the event of acceleration of the maturity date of any Loan, the Commitments hereunder of the Lenders shall thereupon automatically terminate without notice. Each such reduction or any termination of the Commitments hereunder shall be irrevocable.

            Section 4.02 Mandatory Reduction and Termination of Commitments(a) . The Commitments shall automatically terminate at the close of business on the Loan Availability Expiration Date.

            (b) If and whenever any Specified Proceeds are received at any time on or prior to the Closing Date by the Company or any Restricted Subsidiary, the Commitments shall immediately and automatically be reduced by an amount equal to the amount of Specified Proceeds so received. Such reduction shall be allocated to the Lenders ratably in proportion to their Commitments.

            Section 4.03 Commitment Fees. The Company agrees to pay to the Administrative Agent for the account of each Lender, in Dollars, commitment fees ("Commitment Fees"), computed on a daily basis of a year of 365 or 366 days, as the case may be, at a rate per annum equal to the applicable Commitment Fee Rate from time to time in effect from the earlier of the Closing Date or December 15, 2004 until the Loan Availability Expiration Date, on the daily average unused amount of the Commitment of such Lender. Each such Commitment Fee shall be payable on or before the 15th day following each

Quarterly Date or on such earlier date as the Commitment of such Lender shall terminate pursuant to the terms of this Agreement.

            Section 4.04 Administrative Agent's Fee. Until payment in full of the Loans and termination of the Commitments, the Company agrees to pay to the Administrative Agent, for its own account, the annual administration fee provided for in the fee letter executed by them.

                                   ARTICLE V.

                             APPLICATION OF PROCEEDS

            The Company agrees that the proceeds of the Loans funded on any Funding Date shall be used only to make Acquisition Payments or to repay revolving credit loans under the Additional Credit Agreement or the Existing Credit Agreement (as amended and restated as of the date hereof) to which the Company is a party, the proceeds of which were used to make Acquisition Payments.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

            The Company represents and warrants that:

            Section 6.01 Organization; Qualification; Subsidiaries. The Company and each Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has the corporate or organizational power to own its properties and to carry on its business as now conducted, and (iii) is duly qualified to do business and is in good standing in every jurisdiction where failure to be duly qualified would have a Material Adverse Effect. Attached hereto as Exhibit 6.01 is a correct and complete list setting forth, as of the date of this Agreement: (A) the name of each Subsidiary, (B) the Company's and its Subsidiaries' aggregate percentage interest in such Subsidiary, and (C) whether such Subsidiary is a Restricted or Unrestricted Subsidiary. All shares of capital stock of Restricted Subsidiaries owned by the Company or any Restricted Subsidiary are owned thereby free and clear of all Liens.

            Section 6.02 Financial Statements. The Company has furnished (either in hard copy or electronically) each Lender with the consolidated financial statements for the Company and its Subsidiaries as at and for its fiscal year ended December 31, 2003, accompanied by the opinion of Deloitte & Touche, and quarterly consolidated financial statements as at and for the period ended September 30, 2004. Such statements have been prepared in conformity with GAAP consistently applied throughout the period involved, except as may be explained in such opinion and except, in the case of interim statements, for year-end audit adjustments and the absence of footnotes. Such statements fairly present in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis and the results of its and their operations as at the dates and for the periods indicated. There has been no material adverse change in the financial condition or the business or properties of the Company and its Restricted Subsidiaries on a consolidated basis since December 31, 2003; provided that for purposes of this sentence, the provisions of the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996 and the regulations adopted by the FCC pursuant to such statutes that are in effect as of the date hereof shall not be considered.

            Section 6.03 Actions Pending. Except as disclosed in Exhibit 6.03 attached hereto, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the

Company or any Subsidiary before any court or administrative agency or other governmental authority which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            Section 6.04 Default. Neither the Company nor any Subsidiary is (i) in default under the provisions of any instrument evidencing any Debt or any other liability, contingent or otherwise, or of any agreement relating thereto or (ii) in default under or in violation of any order, writ, injunction or decree of any court, or in default under or in violation of any order, regulation or demand of any governmental instrumentality, other than for such defaults or violations under clauses (i) and (ii) above which taken in the aggregate do not have a Material Adverse Effect.

            Section 6.05 Title to Assets. Except as would not have a Material Adverse Effect, the Company and each Restricted Subsidiary have good and marketable title to their respective assets, subject to no Liens except Permitted Liens.

            Section 6.06 Payment of Taxes. The Company and each Subsidiary have filed all Federal and material state income and franchise tax returns, or extensions therefor, which, to the knowledge of the officers thereof, are required to be filed and have paid all material taxes shown on said returns and all material assessments which are due (other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings). The Company and its officers know of no claims by any governmental authority for any unpaid taxes which claims in the aggregate could reasonably be expected to have a Material Adverse Effect.

            Section 6.07 Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any restriction which has a Material Adverse Effect. Neither the execution nor delivery of this Agreement nor compliance with the terms and provisions hereof or of any instruments required hereby will be contrary to the provisions of, or constitute a default under, (i) the charter or by-laws of the Company or any Subsidiary or (ii) any law or any regulation, order, writ, injunction or decree of any court or governmental authority or any material agreement to which the Company or any Subsidiary is a party or by which it is bound or to which it is subject, except for such noncompliance or defaults referred to in this clause (ii) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            Section 6.08 Purpose of Loans. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. This Agreement and the transactions contemplated hereby comply in all respects with Regulations U, T and X of the Board of Governors of the Federal Reserve System. Neither the Company nor any agent acting on its behalf has taken any action which might cause this Agreement to violate Regulations U, T or X or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect on the date of any Loan.

            Section 6.09 Authority; Validity; Enforceability. The Company has the corporate power and authority to make and carry out this Agreement and the transactions contemplated herein, to make the borrowings provided for herein and to perform its obligations hereunder; and all such action has been duly authorized by all necessary corporate proceedings on its part. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and general principles of equity.

            Section 6.10 Consents or Approvals. No order, consent, approval, license, authorization or validation of any governmental authority and no registration or filing with or notice to any governmental authority is necessary to authorize or permit, or is required in connection with, the execution and delivery of this Agreement, the completion of the Tender Offer or the Merger (other than those which have been obtained and are in full force and effect and those the absence of which could not reasonably be expected to have a Material Adverse Effect), the making of borrowings pursuant hereto or the performance of the obligations of the Company hereunder.

            Section 6.11 Compliance with Law. Neither the Company nor any of its Subsidiaries is in violation of any Federal, state or local laws or orders affecting the Company or any Subsidiary or any of their businesses and operations which taken alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has failed to obtain any license, permit, franchise, consent or authorization of any governmental authority necessary to the completion of the Tender Offer or the Merger, the ownership of its properties or the operation of its business, which failure could reasonably be expected to have a Material Adverse Effect.

            Section 6.12 ERISA. The Company and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA. Neither the Company nor any Subsidiary, taken individually or in the aggregate, is obligated to pay any material accumulated funding deficiency within the meaning of ERISA or Section 4971 of the Internal Revenue Code of 1986, as amended, or is obligated to pay any material liability to the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto under ERISA (the "PBGC") (other than the payment of premiums to the PBGC as required by ERISA), in connection with any Plan.

            Section 6.13 Investment Company Act. Neither the Company nor any Subsidiary (i) is an investment company as that term is defined in the Investment Company Act of 1940, as amended, (ii) directly or indirectly controls or is controlled by a company which is an investment company as that term is defined in the Investment Company Act of 1940, as amended, or (iii) is otherwise subject to regulation under the Investment Company Act of 1940, as amended.

            Section 6.14 Disclosure. All material information furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender pursuant to the terms of this Agreement after the date hereof and concerning the historical operations of the Company, will not, when made, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading.

            Section 6.15 Material Franchise Agreements. The Franchise Agreements in effect as of the date hereof are described on Exhibit 6.15 attached hereto. With respect to the Material Franchise Agreements, except as set forth on
Exhibit 6.15 hereto:

            (a) the Material Franchise Agreements are legal, valid and binding agreements of the Company or a Subsidiary of the Company and to the Company's knowledge, each other party thereto and are in full force and effect, except to the extent that certain Material Franchise Agreements may have expired in accordance with their terms as of the date this representation and warranty is made or deemed made;

            (b) neither the Company nor any Subsidiary of the Company is materially in default or breach of (with or without the giving of notice or passage of time, and no franchisor has asserted in writing that the Company or a Subsidiary of the Company is materially in default or breach of (with or without the giving of notice or passage of time)), the Material Franchise Agreements;

            (c) to the Company's knowledge, the other parties to the Material Franchise Agreements are not materially in violation thereof, and

            (d) neither the Company nor any Subsidiary of the Company has waived any rights under the Material Franchise Agreements where such waiver would have a material adverse effect on the business, properties or financial condition of the Company and its Restricted Subsidiaries on a consolidated basis.

            Section 6.16 Quality of CATV Systems. The materials and workmanship used in the construction and operation of the CATV Systems are of sufficient quality to conform in all material respects with applicable standards and regulations of the FCC or any other appropriate governmental or regulatory authority.

                                  ARTICLE VII.

                                   CONDITIONS

            Section 7.01 Conditions Precedent to the Initial Extension of Credit. The obligation of the Lenders to fund the initial Borrowing is subject to satisfaction of the following conditions on or before the Closing Date:

            (a) The Administrative Agent shall have received on behalf of the Lenders from Counsel for the Company their opinion in the form attached hereto as Exhibit 7.01(a), with such changes therein as may be agreed upon by the Company and the Administrative Agent.

            (b) The Administrative Agent shall have received on behalf of the Lenders an Officer's Certificate substantially in the form attached hereto as Exhibit 7.01(b).

            (c) The Administrative Agent shall have received all fees and other amounts payable in connection with this Agreement on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

            (d) The Existing Credit Agreements shall have been amended and restated and the Additional Credit Agreements shall have been executed and delivered by the parties thereto, in each case on substantially the terms of the proposed definitive documentation therefor delivered to the Administrative Agent prior to the date of this Agreement, and the Administrative Agent shall have received such confirmation as may be satisfactory to it that loans will be funded under any or all of the Existing Credit Agreements and the Additional Credit Agreements on the Closing Date in an aggregate amount that, when added to the Loans requested by the Company to be funded under this Agreement on the Closing Date, is equal to the aggregate funding for Acquisition Payments requested by the Company and for Acquisition Payments (as defined under the credit agreement described in clause (a) of the definition of "Additional Credit Agreements") requested by Cox Enterprises, Inc. as of the Closing Date.

            (e) The Company shall have delivered to the Administrative Agent and each Lender such other documentation as the Administrative Agent may reasonably request.

            Following the satisfaction of the conditions set forth in this
Section 7.01, the Administrative Agent shall inform the Company and the Lenders in writing thereof.

            Section 7.02 Conditions Precedent to Each Extension of Credit. The obligation of the Lenders to fund each Borrowing (including, without limitation, the initial Borrowings) is subject to satisfaction of the following additional conditions:

            (a) The Administrative Agent shall have received by telecopy or otherwise the Notice of Borrowing required by Section 2.01(c).

            (b) After giving effect to such extension of credit, and to the application of the proceeds (if any) thereof, the representations and warranties contained in Article VI, other than the representations and warranties made by the Company in the last sentence of Section 6.02 and Sections 6.03 and 6.04, shall be true in all material respects on and as of the particular date of extension of credit as though made on and as of such date (except, in the case of any exhibit referred to in Article VI, to the extent such exhibit expressly relates to a prior date) and each such extension of credit shall be deemed to constitute a representation and warranty by the Company on the applicable date (except, in the case of any exhibit referred to in Article VI, to the extent such exhibit expressly relates to an earlier date) as to the matters set forth in
      Article VI (other than the representations and warranties made by the Company in the last sentence of Section 6.02 and in Sections 6.03 and 6.04).

            (c) Except as otherwise set forth therein, or in certificates accompanying such financial statements, the most recent financial statements delivered to the Lenders pursuant to Section 8.02 fairly present in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis and the results of its and their operations as at the dates and for the periods indicated. Each such extension of credit shall be deemed to constitute a representation and warranty by the Company on the applicable date to such effect.

            (d) No Default shall have occurred and be continuing or shall occur after giving effect to such extension of credit and the application of the proceeds (if any) thereof, and each such extension of credit shall be deemed to constitute a representation and warranty by the Company on the applicable date to such effect.

                                  ARTICLE VIII.

                              AFFIRMATIVE COVENANTS

            The Company covenants and agrees that, so long as the Company may borrow hereunder and until payment in full of the Loans, the Company will:

            Section 8.01 Certain Financial Covenants.

            Maintain at all times:

            (a) a Leverage Ratio of not more than (i) 5.5 to 1.0 prior to December 31, 2005 and (ii) 5.0 to 1.0, on December 31, 2005 and thereafter

            and

            (b) a ratio of Consolidated Operating Cash Flow to Consolidated Interest Expense of not less than 2.0 to 1.0.

            Section 8.02 Financial Statements and Information. Deliver to each of the Lenders (either in hard copy or electronically):

            (a) as soon as available, and in any event within 90 days, after the end of each fiscal year (i) a copy of the consolidated annual audited financial statements of the Company and its Subsidiaries for such fiscal year containing a balance sheet, an income statement, a statement of shareholders' equity and a consolidated statement of cash flows, all in reasonable detail, together with the unqualified opinion of Deloitte & Touche or another independent certified public accountant of recognized national standing, that such statements have been prepared in accordance with GAAP, consistently applied, except as may be explained in such opinion, and fairly present in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis and the results of its and their operations as at the dates and for the periods indicated and (ii) a copy of the reconciliation sheet, certified by a financial officer of the Company, setting forth the adjustments required to the consolidated audited financial statements of the Company and its Subsidiaries referred to above in this paragraph (a) in order to arrive at the consolidated financial statements of the Company and its Restricted Subsidiaries;

            (b) as soon as available, and in any event within 60 days, after the end of each of the first three quarterly accounting periods in each fiscal year (i) a copy of the consolidated unaudited financial statements of the Company and its Subsidiaries as at the end of such quarter and for the period then ended, containing a balance sheet, an income statement, a statement of shareholders' equity and a consolidated statement of cash flows, all in reasonable detail and certified by a financial officer of the Company to have been prepared in accordance with GAAP, consistently applied, except as may be explained in such certificate and except, in the case of interim statements, for year end audit adjustments and the absence of footnotes, and as fairly presenting in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis and the results of its and their operations as at the dates and for the periods indicated and (ii) a copy of the reconciliation sheet, certified by the Company, setting forth the adjustments required to the consolidated quarterly financial statements of the Company and its Subsidiaries referred to above in this paragraph (b) in order to arrive at the consolidated financial statements of the Company and its Restricted Subsidiaries;

            (c) promptly after the filing thereof, copies of all statements and reports filed with the Securities and Exchange Commission, other than Form S-8 registration statements and other reports relating to employee benefit plans, supplements to registration statements relating solely to the pricing of securities offerings for which registration statements were previously filed and Forms D;

            (d) promptly, and in any case within five Business Days, after any officer of the Company obtains knowledge of an Event of Default or Default, an Officer's Certificate specifying the nature of such Event of Default or Default, the period of existence thereof, and what action the Company has taken and proposes to take with respect thereto;

            (e) promptly upon the Company's or any Subsidiary's receipt thereof, copies of all notices received from the FCC regarding the termination, cancellation, revocation or taking of any other materially adverse action with respect to any Material FCC Licenses;

            (f) promptly upon the Company's or any Subsidiary's receipt thereof, copies of any notice received from any franchisors regarding the termination, cancellation or revocation of Franchise Agreements in connection with CATV Systems constituting 20% or more at any time of aggregate Basic Subscribers of the Company and its Subsidiaries;

            (g) together with the delivery of the financial statements required under clauses (a) and (b) of this Section 8.02, but only if such information is not otherwise then publicly available, the Company shall deliver to the Administrative Agent a report setting forth with respect to the Company and its Subsidiaries (i) the number of Homes Passed by cable,
      (ii) the number of Basic Subscribers, and (iii) the number of Pay Units, in each case as of the end of the preceding fiscal quarter or fiscal year, as the case may be; and

            (h) promptly after request, such additional financial or other information as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request from time to time.

            All financial statements specified in clauses (a) and (b) above shall be furnished with comparative consolidated figures for the corresponding period in the preceding year. Together with each delivery of financial statements required by clauses (a) and (b) above, the Company will deliver to each Lender (i) such schedules, computations and other information as may be required to demonstrate that the Company is in compliance with its covenants in Sections 8.01, 9.01(i), 9.03, 9.05 and 9.06 or reflecting any noncompliance therewith as at the applicable date, and (ii) an Officer's Certificate stating that, to the knowledge of such officer, there exists no Default or Event of Default or if, to the knowledge of such officer any such Default or Event of Default exists, stating the nature thereof, the period of existence thereof, and what action the Company has taken and proposes to take with respect thereto. Each Lender is authorized to deliver a copy of any financial statement delivered to it to any regulatory body having jurisdiction over it and to any other Person as may be required by applicable law, rules and regulations.

            Financial statements required to be delivered pursuant to Section 8.02(a)(i) or (b)(i) or statements and reports required to be delivered pursuant to Section 8.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which notice is received by the Administrative Agent that such information has been posted on the Company's website on the Internet at www.cox.com, at sec.gov/edgar/searchdgar/webusers.htm or at another website identified in such notice and accessible by the Lenders without charge (except in the case of statements of beneficial ownership of securities on Form 3, 4, or 5 which shall be deemed to have been delivered when so posted regardless of whether such notice is received). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            Section 8.03 Existence; Laws; Obligations. Maintain its corporate existence, comply and cause its Subsidiaries to comply, in all respects material to the financial condition, business and properties of the Company and its Restricted Subsidiaries on a consolidated basis, with all applicable laws and regulations and pay and cause its Subsidiaries to pay all Taxes, assessments, governmental charges and other obligations which if unpaid might become a Lien (other than a Permitted Lien) against the Property of the Company or a Restricted Subsidiary, except obligations being contested in good faith by appropriate proceedings.

            Section 8.04 Notice of Litigation and Other Matters. Promptly notify the Administrative Agent in writing of (i) any action, suit or proceeding pending or to the knowledge of the Company threatened, before any governmental authority (including, without limitation, any bankruptcy or similar proceeding by or against the Company or any Subsidiary) which, in the view of the Company, could reasonably be expected to have a Material Adverse Effect, (ii) the failure of any Unrestricted Subsidiary to pay when due (after giving effect to any grace period permitted from time to time) any Debt of such Unrestricted Subsidiary, the outstanding amount of which exceeds, singularly or in the aggregate, $50,000,000, or the holder of such Debt declares, or may declare, such Debt due prior to its stated maturity because of the occurrence of a default or other event thereunder or with respect thereto, if such failure, declaration or right to declare could reasonably be expected to have a Material Adverse Effect, (iii) any revocation, suspension or expiration (other than expiration at maturity in accordance with their terms) of FCC licenses or franchises which are material to the operations of the Company and the Restricted Subsidiaries on a consolidated basis (the "Material FCC Licenses"), (iv) the designation by the Company of a Subsidiary as an Unrestricted Subsidiary pursuant to the terms hereof, which notice shall (A) set forth the calculations evidencing compliance with Section 8.01 after giving effect to such designation, determined in accordance with the most recent financial statements delivered to the Lenders pursuant to Section 6.02 or
Section 8.02, as the case may be, and (B) be deemed to be a representation and warranty of the Company that at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. Promptly after the receipt by the Administrative Agent of any notice provided for in this Section 8.04, the Administrative Agent will provide the Lenders with a copy of such notice.

            Section 8.05 Books and Records. Maintain, and cause its Subsidiaries to maintain, proper books of record and account in accordance with GAAP and in accordance, in all material respects, with applicable corporate, securities and financial reporting laws.

            Section 8.06 Inspection of Property and Records. Permit any Person designated in writing by the Administrative Agent or any Lender acting through the Administrative Agent (i) to visit and inspect any of the properties of the Company and any Restricted Subsidiary and discuss its and their respective affairs and finances with its and their respective principal officers and to inspect any of the corporate books and financial records of the Company and any Restricted Subsidiary and (ii) from and after the occurrence of an Event of Default, to make copies of and abstracts from the books and records of account of the Company and its Restricted Subsidiaries, in each case all upon reasonable prior notice and at such times as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request. Notwithstanding Section 13.01, but without prejudice to any other provision contained herein, unless any such visit or inspection is conducted after the occurrence and during the continuance of a Default or an Event of Default, the Company shall not be required to pay any costs or expenses incurred by the Administrative Agent, any Lender or any other Person in connection with any such visit or inspection.

            Section 8.07 Maintenance of Property; Insurance. Cause its Property and the Property of its Subsidiaries to be maintained, preserved and protected and kept in good repair, working order and condition so as not to materially and adversely affect the business carried on in connection therewith and maintain, and cause its Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is reasonably deemed appropriate by the Company.

            Section 8.08 ERISA. Comply in all material respects with the applicable provisions of ERISA and furnish to the Administrative Agent (i) as soon as possible, and in any event within 30 days after the Company or a duly appointed administrator of a Plan knows that any "reportable event" (as such term is defined in Section 4043 of ERISA), other than a reportable event for which the notice requirement has been waived by the PBGC under Sections 4043.22, 4043.23, 4043.27 through 4043.32 (inclusive) and 4043.34 of the PBGC regulations) with respect to any Plan has occurred, a statement of the chief financial officer of the Company setting forth details as to such reportable event and the action which the Company proposes to take with respect thereto, together with a copy of any notice of such reportable event given to the PBGC (provided that if such notice has not been submitted to the PBGC as of the date of the required notice to the Administrative Agent under this Section 8.08, a copy of such notice to the PBGC shall be provided to the Administrative Agent as of the date provided to the PBGC) and (ii) promptly after receipt thereof, a copy of any notice the Company, any Subsidiary or any member of the controlled group of corporations may receive from the PBGC relating to the intention of the PBGC to terminate any Plan.

            Section 8.09 Maintenance of Business Lines. Maintain and cause its Restricted Subsidiaries to maintain lines of business in broadband communications and related lines of business that are similar in scope to the existing business lines and operations of the Company and its Restricted Subsidiaries.

            Section 8.10 Compliance with Material Franchise Agreements and FCC Licenses. The Company will maintain, and will cause each Subsidiary to maintain, in full force and effect at all times during the term of this Agreement, and will materially comply with, and will cause each Subsidiary to materially comply with, the terms and provisions of, the Material Franchise Agreements and the Material FCC Licenses.

                                   ARTICLE IX.

                               NEGATIVE COVENANTS

            The Company covenants and agrees that, so long as the Company may borrow hereunder and until payment in full of the Loans:

            Section 9.01 Liens. The Company will not and will not permit any Restricted Subsidiary to create or permit to exist any Lien upon any of its assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except

            (a) Liens for Taxes, assessments, governmental charges and other similar obligations not yet due or which are being contested in good faith by appropriate proceedings;

            (b) other Liens incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

            (c) Liens on assets of a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary;

            (d)   Liens existing on the date hereof which are (i) described in
      Exhibit 9.01(d) attached hereto, (ii) securing Debt reflected in the consolidated financial statements of the Company referred to in Section
      6.02 or (iii) Liens on Property that were existing at the time of the acquisition thereof by the Company or any Restricted Subsidiary or placed thereon to secure a portion of the purchase price thereof;

            (e) Liens on Property acquired after the date hereof, existing at the time of acquisition thereof by the Company or any Restricted Subsidiary or placed thereon within one year of such acquisition to secure a portion of the purchase price thereof; provided that no such Lien may encumber or cover any other Property of such Restricted Subsidiary, of the Company or of any other Restricted Subsidiary;

            (f)   Liens on the stock of Unrestricted Subsidiaries;

            (g) to the extent not covered by clause (b) above, Liens of attachment, judgments or awards in respect of which adequate reserves have been established in accordance with GAAP and which do not constitute an Event of Default;

            (h) Liens securing interest rate and currency hedging arrangements in a notional amount which, when taken together with the notional amounts of all other outstanding hedging arrangements secured in accordance with this clause (h), does not at the time incurred exceed $100,000,000, so long as (i) the related Debt is permitted to be incurred in accordance with the terms hereof and (ii) such arrangements are entered into by the Company or any Subsidiary solely for risk management purposes;

            (i) other Liens on Property of the Company and its Restricted Subsidiaries having an aggregate value of not more than 15% of Consolidated Net Worth as of the end of each fiscal quarter; and

            (j) Liens on the stock of the Company purchased by the Company in the Tender Offer or otherwise acquired by it.

            Section 9.02 Merger; Consolidation; Disposition of Assets. The Company will not merge or consolidate with any other corporation or sell or dispose of all or substantially all of its assets unless the Company shall be the continuing or surviving corporation and both before and after giving effect to such merger or consolidation no Default or Event of Default shall exist. The Company will not and will not permit any Restricted Subsidiary to sell, lease or transfer or otherwise dispose of (whether in one transaction or a series of transactions), its assets that are material to the business, operations or financial condition of the Company and its Restricted Subsidiaries, taken as a whole, other than inventory in the ordinary course of business and stock of Unrestricted Subsidiaries, unless both before and after giving effect to such disposition no Default or Event of Default shall exist.

            Section 9.03 Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, pay or declare any dividend (exclusive of stock dividends and cash dividends paid by the Subsidiaries to the Company or to Restricted Subsidiaries) or redeem or acquire, directly or indirectly, any of the stock of the Company or such Subsidiary or any warrant or option to purchase any of such stock (any of the foregoing, a "Restricted Payment") in excess of $250,000,000 in aggregate Restricted Payments in any calendar year, if (a) the Leverage Ratio would have exceeded 4.5 to 1.0 as of the end of the four fiscal quarter period most recently ended on a pro forma basis as if such Restricted Payment had occurred and all Consolidated Debt incurred in connection therewith had been incurred on the last day of such four fiscal quarter period, or (b) the Company is not in compliance with its obligations under clauses (a) and (b) (and the related provisions of the second to last paragraph) of Section 8.02. Notwithstanding the foregoing, there shall not be included in the foregoing limitations or computations (A) exchanges of stock for other stock, (B) retirements of stock out of the proceeds of the sale of other stock after the date hereof, (C) net acquisitions after giving effect to stock issuances to employees by the Company of its stock from certain employees of the Company pursuant to the Company's stock repurchase agreements in an aggregate amount not to exceed $10,000,000 in any one calendar year, (D) purchases or other acquisitions in arm's-length transactions of the capital stock of any Subsidiary not Wholly Owned by the Company from stockholders of such Subsidiary that are not members of the Cox Family, or (E) Acquisition Payments.

            Section 9.04 Limitation on Margin Stock. The Company will not and will not permit any Subsidiary to own or acquire Margin Stock such that at any time any extension of credit under this Agreement shall be in violation of Regulation U of the Federal Reserve System.

            Section 9.05 Loans and Advances to and Investments in Unrestricted Subsidiaries. The Company will not and will not permit any Restricted Subsidiary to make any loan or advance to, or any capital contribution to or other investment in (any of the foregoing, an "Investment") any Unrestricted Subsidiary, if at the time of such Investment, and after giving effect thereto,
(a) the Leverage Ratio would
have exceeded 4.5 to 1.0 as of the end of the four fiscal quarter period most recently ended on a pro forma basis as if such Investment had occurred on the first day of such four fiscal quarter period, unless such Investment is on terms which are no less favorable to the Company or Restricted Subsidiary, as the case may be, than would obtain in a comparable arm's-length transaction with an unaffiliated Person, or (b) a Default or Event of Default shall have occurred and be continuing; provided that so long as no Event of Default shall have occurred and be continuing, the Company and its Restricted Subsidiaries may (i) make Investments in an aggregate amount not to exceed $250,000,000 per calendar year, and (ii) continue to make Investments consisting of obligations of Unrestricted Subsidiaries to the Company and its Restricted Subsidiaries arising in the ordinary course of business as a result of short-term advances and/or pooling of cash in connection with cash management programs conducted by Unrestricted Subsidiaries on behalf of the Company and its Restricted Subsidiaries.

            Section 9.06 Subsidiary Debt. The Company will not permit any Restricted Subsidiary to create, incur or suffer to exist any Debt except:

            (a) Debt outstanding on the date hereof which is reflected in the consolidated financial statements of the Company referred to in Section 6.02; and

            (b) additional Debt in an amount which, when taken together with all other outstanding Debt incurred in reliance on this clause (b) and, without duplication, all outstanding Debt of the Company and its Restricted Subsidiaries secured by Liens incurred in reliance on Section 9.01(i), does not at the time it is incurred exceed 15% of Consolidated Net Worth.

            Section 9.07 Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate of the Company other than (a) with the Company or one or more Restricted Subsidiaries, (b) with one or more Unrestricted Subsidiaries that are otherwise permitted by Section 9.05, (c) transactions on terms and conditions substantially as favorable to the Company or such Restricted Subsidiary, taken as a whole, as would be obtainable by the Company or such Restricted Subsidiary at the time in comparable arm's length transactions with Persons other than Affiliates of the Company, (d) transactions involving the Company and its Restricted Subsidiaries exclusively, (e) any executive or employee incentive or compensation plan, contract or other arrangement (including any loans or extensions of credit in connection therewith) if such plan, contract or arrangement is approved either by the stockholders of the Company (in accordance with such voting requirements as may be applicable) or by the Board of Directors (or similar governing body) of the Company (or any committee thereof) by unanimous consent or at a meeting at which a quorum of disinterested directors is present or by any person designated by such Board of Directors (or similar governing body) or committee thereof by unanimous consent or at such a meeting to approve such agreements on behalf of the Company, (f) an Acquisition Intercompany Loan, (g) the Merger and (h) any tax sharing agreement with the Company's Affiliates; provided that any such tax sharing agreement shall apportion tax liabilities between or among the parties based on factors customarily used in similar agreements to determine such apportionment.

                                   ARTICLE X.

                                EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing, then the Administrative Agent may, with the consent of the Majority Lenders, and shall, upon the direction of the Majority Lenders, upon notice to the Company
(i) terminate the Commitments and declare all Loans then outstanding hereunder (together with all interest accrued and unpaid thereon and all other amounts owing or payable hereunder) to be immediately due and payable, and thereupon the Commitments shall immediately be terminated and all Loans (together with such interest and other amounts) shall become and be immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice of any kind to the Company, all of which are hereby expressly waived; provided that, in the case of an event described in Sections 10.09 through 10.12, inclusive, with respect to the Company, all Loans then outstanding hereunder (together with such interest and other amounts) shall automatically become immediately due and payable without any required action or notice by the Administrative Agent or Lenders and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind to the Company, all of which are hereby expressly waived:

            Section 10.01 Failure to Pay Principal or Interest. The Company does not pay or prepay any principal of any Loan within five days after the date due or the Company does not pay or prepay any interest on any Loan (i) on or before five days after actual receipt of oral or written notice from the Administrative Agent as to the amount of interest due, but in no event shall the Company be required to pay or prepay any such interest prior to the date due, or (ii) within 10 days after the due date thereof if no notice is actually received by the Company from the Administrative Agent with respect to the amount of interest due; or

            Section 10.02 Failure to Pay Other Sums. The Company does not pay any sums (other than payments of principal and interest on the Loans or interest thereon, in each case covered by Section 10.01) payable to the Administrative Agent or any Lender under the terms of this Agreement (including, without limitation, amounts due and payable under Section 3.02(a)) within 10 days after the date due (or, in the case of the Commitment Fees payable to the Administrative Agent for the account of each Lender pursuant to Section 4.03, 10 days after written notice of nonpayment has been received by the Company from the Administrative Agent or any Lender); or

            Section 10.03 Failure to Pay or Acceleration of Other Debt. (i) The Company or any Restricted Subsidiary does not pay when due any other Debt of the Company or any Restricted Subsidiary, the outstanding amount of which exceeds, singularly or in the aggregate, $50,000,000, in respect of which any applicable grace period has expired, provided that a default under other Debt of the Company or any Restricted Subsidiary as described in this clause (i) shall not constitute an Event of Default under this Agreement if such default is the result of a failure to pay caused by an error or omission of an administrative or operational nature and funds were available to enable the Company or such Restricted Subsidiary to make the payment when due, unless either (x) the Company or such Restricted Subsidiary is aware of such default and, if no grace period of at least 3 days is provided for under the other Debt, 3 days have passed since the Company or Restricted Subsidiary became aware of such default without the curing of the default, or (y) such other Debt has become due prior to the maturity thereof; and provided further that, during the continuance of any applicable grace period or such 3 day period, any such failure to pay such other Debt when due shall constitute a Default (but not an Event of Default) hereunder; or (ii) the Company or any Restricted Subsidiary shall otherwise default under any other Debt of the Company or any Restricted Subsidiary, the outstanding amount of which exceeds, singularly or in the aggregate, $50,000,000, in respect of which any applicable notice has been given and such Debt has been declared due prior to any maturity thereof; provided that during the continuance of any applicable grace period with respect thereto, such event shall constitute a Default (but not an Event of Default) hereunder; or

            Section 10.04 Misrepresentation or Breach of Warranty. (i) Any representation or warranty made or deemed made by the Company herein or (ii) any other written or formally presented information provided by the Company pursuant to this Agreement after the date hereof concerning the historical operations of the Company, when made or deemed made, shall be incorrect in any material respect; or

            Section 10.05 Violation of Certain Covenants. The Company violates any covenant, agreement or condition contained in Article V or Section 8.01 or
Article IX; or

            Section 10.06 Violation of Other Covenants, etc. The Company violates any other covenant, agreement or condition contained herein and such violation shall not have been remedied within 30 days after written notice has been received by the Company from the Administrative Agent or any Lender; or

            Section 10.07 Undischarged Judgment. Final judgment for the payment of money in excess of $50,000,000 (excluding any amount as to which an insurer having an A.M. Best rating of "A" or better and being in a financial size category of XII or better (as such category is defined as of the date hereof) has acknowledged liability) shall be rendered against the Company or any Restricted Subsidiary and the same shall remain undischarged for a period of 30 days during which period execution shall not be effectively stayed; or

            Section 10.08 Change of Control. The Cox Family shall cease at any time to Control the Company; or

            Section 10.09 Assignment for Benefit of Creditors or Nonpayment of Debts. The Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

            Section 10.10 Voluntary Bankruptcy. The Company or any Restricted Subsidiary petitions or applies to any tribunal for or consents to the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences any case or proceedings relating to the Company or any Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or

            Section 10.11 Involuntary Bankruptcy. Any such petition or application is filed, or any such case or proceedings are commenced, against the Company or any Restricted Subsidiary, and (a) the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or (b) an order for relief is entered in an involuntary case under the bankruptcy law of the United States of America, or (c) an order, judgment or decree is entered appointing such trustee, receiver, custodian, liquidator or similar official or adjudicating the Company or any Restricted Subsidiary bankrupt or insolvent, or approving the petition in any such case or proceedings, or (d) such petition, application, case or proceeding continues for 60 days without having been dismissed or discharged; or

            Section 10.12 Dissolution. Any order is entered in any proceeding against the Company or any Restricted Subsidiary decreeing the dissolution or split-up of the Company or such Restricted Subsidiary, and such order remains unstayed and in effect for 60 days.

                                   ARTICLE XI.

                      MODIFICATIONS, AMENDMENTS OR WAIVERS

            Any of the provisions of this Agreement may from time to time be modified or amended by, or waived with, the written consent of the Majority Lenders; provided that no such waiver, modification or amendment may be made which will:

            (a) increase the amount or extend the term of the Commitment of any Lender hereunder, without the prior written consent of such Lender; or

            (b) extend the time for payment of principal of or interest on any Loan or interest thereon, or the time for payment of any facility fee, or waive an Event of Default with respect to payment of any principal, interest or fee, or reduce the principal amount of or the rate of interest on any Loan, or otherwise affect the terms of payment of the principal of or interest (other than to increase the interest rate or the Commitment Fees, which may be effected with the written consent of the Majority Lenders) on any Loan, or reduce the amount of the Commitment Fees, or otherwise affect the terms of payment of any such fee, without the prior written consent of the affected Lender; or

            (c) change the definition of Majority Lenders without the prior written consent of all the Lenders; or

            (d)   waive, modify or amend the provisions of Article V or this
      Article XI or any other provision of this Agreement that requires the consent of all of the Lenders without the prior written consent of all the Lenders; or

            (e) waive, modify or amend the provisions of Article XII or amend, modify or otherwise affect the rights or duties of the Administrative Agent, without the prior written consent of the Administrative Agent.

            No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy or any abandonment or discontinuance of steps to enforce such a power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy hereunder. The remedies provided for in this Agreement are cumulative and not exclusive of any remedies provided by law or in equity. No modification or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                                  ARTICLE XII.

                            THE ADMINISTRATIVE AGENT

            Section 12.01 Appointment of Administrative Agent. Each of the Lenders irrevocably appoints and authorizes the Administrative Agent to act on its behalf under this Agreement, and to exercise such powers hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as may be reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law.

            Section 12.02 Indemnification of Administrative Agent. The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this

Agreement, unless indemnified to its satisfaction by the Lenders against loss, cost, liability and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Loans then held by each of them (or if no Loans are at the time outstanding, ratably according to the respective amount of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            Section 12.03 Limitation of Liability. Neither the Administrative Agent nor any of its directors, officers, employees, attorneys or agents shall be liable for any action taken or omitted by it or them hereunder, or in connection herewith, (i) with the consent or at the request of the Majority Lenders, or (ii) in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (t) except as expressly set forth herein, shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity, (u) may treat the payee with respect to any Loan as the proper payee thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (v) may consult with legal counsel (including Counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (w) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (x) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or to inspect the Property (including the books and records) of the Company; (y) shall not be responsible to any Lender for the due execution, legality, validity, enforceability and genuineness of this Agreement, or any other instrument or document furnished pursuant hereto; and (z) shall incur no liability under or in respect of this Agreement by acting upon any notice or consent (whether oral or written and whether by telephone, telegram, cable or telex), certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and communicated, signed or sent by the proper Person or Persons.

            Section 12.04 Independent Credit Decision. Each Lender agrees that it has relied solely upon its independent review of the financial statements of the Company and all other representations and warranties made by the Company herein or otherwise in making the credit decisions preliminary to entering into this Agreement and agrees that it will continue to rely solely upon its independent review of the facts and circumstances of the Company in making future decisions with respect to this Agreement and the Loans. Each Lender agrees that it has not relied and will not rely upon the Administrative Agent or any other Lender respecting the ability of the Company to perform its obligations pursuant to this Agreement.

            Section 12.05 Rights of JPMCB. With respect to its Commitment and the Loans made by it, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include JPMCB in its individual capacity. JPMCB and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any Person or entity who may do business with or own securities of any of them or of their subsidiaries, all as if JPMCB were not the Administrative Agent and without any duty to account therefor to the Lenders.

            Section 12.06 Successor to the Administrative Agent. The Administrative Agent may resign at any time as Administrative Agent under this Agreement, by giving 30 days' prior written notice thereof to the Lenders and the Company and may be removed as Administrative Agent under this Agreement, at any time with or without cause by the Company and the Majority Lenders. Upon any such resignation or removal, the Company (with the consent of the Majority Lenders, which shall not be unreasonably withheld) shall have the right to appoint a successor Administrative Agent thereunder. If no successor Administrative Agent shall have been so appointed by the Company (with the consent of the Majority Lenders), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent under this Agreement by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal as Administrative Agent under this Agreement, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            Section 12.07 Other Agents and Sub-Agents. None of the Arrangers or Syndication Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such and the rights herein specifically granted to the Arrangers. Without limiting the foregoing, none of the Arrangers or Syndication Agents shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on the Administrative Agent or any of the Arrangers or Syndication Agents or any representative, co-agent or sub-agent acting with or for any of them in deciding to enter into this Agreement or in taking or not taking action hereunder. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

            Section 13.01 Payment of Expenses. Any provision hereof to the contrary notwithstanding (other than the last sentence of Section 8.06), and whether or not the transactions contemplated by this Agreement shall be consummated, the Company agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and all amendments hereto (including, without limitation, waivers hereunder and workouts with respect to Loans hereunder), and the other instruments and documents to be delivered hereunder or with respect to any amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of any counsel for the Administrative Agent with respect thereto, (ii) all reasonable increases in costs and expenses of the Administrative Agent and the Lenders or any Lender (including reasonable counsel fees and expenses, including reasonable allocated costs of in-house legal counsel to the Administrative Agent or any Lender), if any, in connection with the administration of this Agreement after the occurrence of a Default (in the case of the Administrative Agent only) or Event of Default (in the case of the Administrative Agent and the Lenders or any Lender) and so long as the same is continuing, and (iii) all reasonable costs and expenses of the Administrative Agent and the Lenders or any Lender (including reasonable counsel fees and expenses, including reasonable allocated costs of in-house legal counsel to the Administrative Agent or any Lender), if any, in connection with the enforcement of this Agreement and the other instruments and documents to be delivered hereunder. The obligations of the Company under this Section 13.01 shall survive the termination of this Agreement and the payment of the Loans. It is understood that except as set forth in
Section 2.07 the Company shall not be responsible for any costs, fees or expenses related to any assignment or participation by any Lender of any of its rights hereunder (including its Commitment or the Loans made by it).

            Section 13.02 Notices. The Administrative Agent or any Lender giving consent or notice to the Company provided for hereunder shall notify each Lender and the Administrative Agent thereof. In the event that any Lender shall transfer any Loan in accordance with Section 13.07(c), it shall immediately so advise the Administrative Agent which shall be entitled to assume conclusively that no transfer of any Loan has been made by any Lender unless and until the Administrative Agent receives written notice to the contrary. Except as otherwise specifically permitted by this Agreement with respect to oral Notices of Borrowing, notices and other communications provided for herein shall be in writing (including facsimile or electronic communication) and shall be delivered, mailed, or transmitted addressed to the addressees set forth on
Exhibit 13.02, attached hereto (or, as to the Company or the Administrative Agent, at such other address as shall be designated by such party to the other parties in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given upon receipt. The Administrative Agent and the Lenders may at any time waive any requirement for notice hereunder.

            Section 13.03 Setoff. If one or more Events of Default as defined herein shall occur and be continuing, any Lender which is owed any obligation hereunder ("Depositary") shall have the right, in addition to all other rights and remedies available to it, and is hereby authorized, to the extent permitted by applicable law, at any time and from time to time, without notice to the Company (any such notice being hereby expressly waived by the Company), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness (whether or not then due and payable) at any time owing by the Depositary to or for the credit or the account of the Company, against any and all of the obligations of the Company now or hereafter existing under this Agreement, irrespective of whether or not the Depositary shall have made any demand for satisfaction of such obligations and although such obligations may be unmatured. Each Depositary agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Depositary under this Section 13.03 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Depositary may have hereunder or under any applicable law. Each Depositary agrees that (i) if it shall exercise any such right of banker's lien, setoff, counterclaim or similar right pursuant hereto, it will apply the proceeds thereof first to the payment of Loans outstanding hereunder and (ii) if it shall through the exercise of a right of banker's lien, setoff, counterclaim or otherwise obtain payment of a proportion of the Loans held by it in excess of the proportion of the Loans of each of the other Depositaries being paid simultaneously, it shall be deemed to have simultaneously purchased from each other Depositary a participation in the Loans owed to such other Depositaries so that the amount of unpaid Loans and participations therein held by all Depositaries shall be proportionate to the original principal amount of the Loans held by them; and in each case it shall promptly remit to each such Depositary the amount of the participation thus deemed to have been purchased. The Company expressly consents to the foregoing arrangements, and in furtherance thereof, agrees that at such time as an Event of Default hereunder has occurred, the Administrative Agent shall provide to each Lender a schedule setting forth the Commitment of each Lender hereunder to permit each Lender to correctly determine the portion which its Commitment hereunder bears to the aggregate of all Commitments hereunder. If all or any portion of any such excess payment is thereafter recovered from the Depositary which received the same, the purchase provided for herein shall be deemed to have been rescinded to the extent of such recovery, without interest.

            Section 13.04 Indemnity and Judgments. THE COMPANY AGREES TO INDEMNIFY EACH OF THE ADMINISTRATIVE AGENT, ARRANGERS, SYNDICATION AGENTS AND LENDERS AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, CONTROLLING PERSONS AND AFFILIATES FROM AND HOLD EACH HARMLESS AGAINST ANY AND ALL LOSSES, COSTS, LIABILITIES, CLAIMS, DAMAGES AND EXPENSES INCURRED BY ANY OF THE FOREGOING PERSONS (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES, SETTLEMENT COSTS, COURT COSTS AND OTHER LEGAL EXPENSES, ARISING OUT OF OR BY REASON OF ANY PARTICIPATION IN, OR ANY ACTION OR OMISSION IN CONNECTION WITH, THIS AGREEMENT OR ANY LOAN HEREUNDER OR ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDINGS BROUGHT OR THREATENED RELATING THERETO, OR TO ANY USE OR PROPOSED USE TO BE MADE BY THE COMPANY OR ANY SUBSIDIARY OF THE LOANS, BUT, IN THE CASE ONLY OF LENDERS OTHER THAN THE ADMINISTRATIVE AGENT, ARRANGERS AND SYNDICATION AGENTS, ONLY TO THE EXTENT THAT THE INDEMNIFIED LIABILITIES ARISE OUT OF OR BY REASON OF CLAIMS MADE BY PERSONS OTHER THAN THE ADMINISTRATIVE AGENT, ARRANGERS, SYNDICATION AGENTS OR LENDERS; PROVIDED THAT NO SUCH PERSON SHALL BE ENTITLED TO BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY SUCH INDEMNIFIED LIABILITIES ARISING OUT OF OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY OF THE LENDERS, ADMINISTRATIVE AGENT, ARRANGERS AND SYNDICATION AGENTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, CONTROLLING PERSONS AND AFFILIATES, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY ANY APPLICABLE LEGAL REQUIREMENT) ARISING OUT OF, IN CONNECTION WITH, ARISING OUT OF, AS A RESULT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY OR REFERRED TO HEREIN OR THEREIN, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM OR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 13.04 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE PAYMENT OF THE LOANS.

            Section 13.05 Interest. Anything in this Agreement to the contrary notwithstanding, the Company shall never be required to pay unearned interest on any Loan and shall never be required to pay interest on any Loan at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement would exceed the Highest Lawful Rate, or if any Lender shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement to a rate in excess of the Highest Lawful Rate, then (i) in lieu of the amount of interest which would otherwise be payable under this Agreement, the Company shall pay the Highest Lawful Rate, and
(ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be credited on the principal of such Loan, and, thereafter, refunded to the Company. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Lender under this Agreement, that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Lender (such Highest Lawful Rate being such Lender's "Maximum Permissible Rate"), shall be made, to the extent permitted by usury laws applicable to such Lender (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans all interest at any time contracted for, charged or received by such Lender in connection therewith. If at any time and from time to time (y) the amount of interest payable to any Lender on any date shall be computed at such Lender's Maximum Permissible Rate pursuant to this Section 13.05 and (z) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at such Lender's Maximum Permissible Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at such Lender's Maximum Permissible Rate until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section.

            Section 13.06 Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS AGREEMENT AND OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SAID STATE AND OF THE UNITED STATES. Without limitation of the foregoing, nothing in this Agreement shall be deemed to constitute a waiver of any rights which any Lender may have under applicable Federal law relating to the amount of interest which such Lender may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Lender is located. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York sitting in New York City or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address for notices pursuant to Section 13.02, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

            (b) The Company irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            Section 13.07 Survival of Representations and Warranties; Binding Effect; Assignment.

            (a) All representations, warranties and covenants contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this

Agreement and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. This Agreement shall become effective when it shall have been executed by the Company, the Administrative Agent and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and the Lenders, and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of each Lender.

            (b) Each Lender may grant participations to one or more Financial Institutions in or to all or any part of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment) pursuant to such participation agreements and certificates as are customary in the banking industry; provided that (i) such Lender's obligations under this Agreement (including, without limitation its Commitment to the Company hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, including without limitation, such Lender's rights under Article XI hereof. In connection with any such participation, each Lender may deliver such financial information concerning the Company and its Subsidiaries to permit such participant to make an informed and independent credit decision concerning such participation; provided that each such Lender shall obtain from each such participant an agreement to the effect that all such information delivered to it in connection with such participation shall be treated in accordance with the provisions of
Section 13.14. Upon request of the Company, each Lender shall give prompt notice to the Company of each such participation to Financial Institutions that are not Affiliates of such Lender, identifying each such participant and the interest acquired by each such participant. This Agreement shall not be construed so as to confer any right or benefit upon any Person, including, without limitation, any Financial Institution acquiring a participation in any Loan, other than the parties to this Agreement, except that any Financial Institution acquiring a participation shall be entitled to the benefits conferred upon the Lenders by Sections 2.02(e)-(f) and 2.03, as limited or modified by Sections 2.02(g) and
2.04 (provided that the cost to the Company is not in excess of what such cost would have been had such participation not been granted).

            (c) Subject (except in the case of assignments to Lenders or Lender Affiliates) to the prior written consent of the Company and the Administrative Agent (which consents shall not be unreasonably withheld or delayed), each Lender may assign to a bank or other Person all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Loans); provided that (i) each such assignment shall be in an amount equal to or greater than $2,500,000 (except in the case of assignments to Lenders or Lender Affiliates, assignment of the assigning Lender's entire remaining commitment or unless otherwise agreed by the Company) and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in substantially the form of Exhibit 13.07(c) attached hereto (the "Assignment and Acceptance"), together with a processing and recordation fee of $3,500; provided that such recordation fee shall not be payable if such transfer is made pursuant to Sections 2.02(d) or (f)(vi), and provided, further, that any consent of the Company required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date on which such Assignment and Acceptance is accepted by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (d) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and such Granting Lender shall be liable hereunder generally for all acts and omissions of such SPC as if such acts and omissions were committed by such Granting Lender; (iii) the SPC shall have no rights or benefits under this Agreement or any Note or any other related documents (its rights against such Granting Lender being as set forth in any agreements between such SPC and such Granting Lender), and shall not constitute a "Lender" hereunder; (iv) all amounts payable by the Company to the Granting Lender shall be determined as if such Granting Lender had not granted such option, and as if such Granting Lender were funding each of its Loans and its share of the Commitments in the same way that it is funding the portion of such Loans and its share of the Loan Commitments in which no such option has been granted; and (v) in no event shall a Granting Lender agree with a SPC to take or refrain from taking any action hereunder or under any Note or any other related document, except that such Granting Lender may agree with the SPC that it will not, without the consent of the SPC, agree to any modification, supplement or waiver of this Section 13.07(d). The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender), (ii) no SPC shall be entitled to the benefits of Sections 2.02(d), (e) or (f) (or any other increased costs protection provision) other than as contemplated by clause (iv) of the second preceding sentence and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of this Agreement or any related document, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.07(d) any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC, provided that prior to any such disclosure, such rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement shall undertake in writing to preserve the confidentiality of such information. This Section may not be amended without the written consent of the SPC.

            (e) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its respective obligations under this Agreement; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 6.02 and 8.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with its terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (f) The Administrative Agent shall maintain at its address referred to in Section 13.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans, if any, owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 13.07(c) attached hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

            (h) Notwithstanding any other provision in this Agreement, any Lender may at any time, without the consent of the Company, assign or pledge all or any portion of its rights under this Agreement (including, without limitation, the Loans) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Company shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Company by the assigning Lender hereunder.

            Section 13.08 Counterparts. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts. When counterparts executed by all the parties shall have been delivered to the Administrative Agent, this Agreement shall become effective, and at such time the Administrative Agent shall notify the Company and each Lender. Each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            Section 13.09 Severability. Should any clause, sentence, paragraph or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

            Section 13.10 Descriptive Headings. The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

            Section 13.11 Representation of the Lenders; Notification by the Lenders.

            (a) Each Lender hereby represents and warrants that it is not relying upon any Margin Stock as collateral in extending or maintaining the credit to the Company represented by this Agreement.

            (b) Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the Act.

            Section 13.12 Final Agreement of the Parties. This Agreement (including the Exhibits hereto) represents the final agreement of the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. All prior written agreements entered into by the Company with the Administrative Agent and Arrangers shall survive the execution and delivery of this Agreement and remain enforceable in accordance with their terms, except to the extent any such agreement has terminated or hereafter terminates in accordance with its terms or with the consent of the parties thereto.

            Section 13.13 Waiver of Jury Trial. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            Section 13.14 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 13.14, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company or any of its agents. For the purposes of this Section 13.14, "Information" means all information received from or on behalf of the Company or any of its Subsidiaries relating to the Company, any of its Subsidiaries, or any of their respective businesses. Any Person required to maintain the confidentiality of Information as provided in this Section 13.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            Section 13.15 Designation of Obligations as Designated Senior Indebtedness. For purposes of the Indenture and Prospectus Supplement, all obligations of the Company hereunder shall be deemed "Designated Senior Indebtedness".

                           [Intentionally left blank]

         IN WITNESS WHEREOF this Agreement has been executed by the duly authorized signatories of the parties hereto in several counterparts all as of the day and year first above written.

                                   COX COMMUNICATIONS, INC.,




                                   By   /s/ Susan W. Coker
                                        ----------------------------------------
                                        Name: Susan W. Coker
                                        Title: Vice President and Treasurer

                                   JPMORGAN CHASE BANK, N.A., individually and
                                        as Administrative Agent




                                   By   /s/ James L. Stone
                                        ----------------------------------------
                                        Name: James L. Stone
                                        Title: Managing Director

                                   CITICORP NORTH AMERICA, INC., individually
                                      and as Syndication Agent




                                   By   /s/ Carolyn A. Kee
                                        ----------------------------------------
                                        Name: Carolyn A. Kee
                                        Title: Vice President

                                   CITICORP GLOBAL MARKETS, INC., as Joint
                                      Lead Arrange and Joint Bookrunner




                                   By   /s/ Carolyn A. Kee
                                        ----------------------------------------
                                        Name: Carolyn A. Kee
                                        Title: Vice President

                                   LEHMAN BROTHERS INC., as Joint Lead
                                      Arranger and Joint Bookrunner




                                   By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   J.P. MORGAN SECURITIES INC., as Joint Lead
                                      Arranger and Joint Bookrunner




                                   By   /s/ Gary L. Spevack
                                        ----------------------------------------
                                        Name: Gary L. Spevack
                                        Title: Vice President

                                   BANC OF AMERICA. N.A.




                                   By   /s/ Todd Shipley
                                        ----------------------------------------
                                        Name: Todd Shipley
                                        Title: Senior Vice President

                                   WACHOVIA BANK, NATIONAL ASSOCIATION,




                                   By   /s/ Franklin M. Wessinger
                                        ----------------------------------------
                                        Name: Franklin M. Wessinger
                                        Title: Managing Director

                                   SUNTRUST BANK




                                   By   /s/ Thomas C. Palmer
                                        ----------------------------------------
                                        Name: Thomas C. Palmer
                                        Title: Managing Director

                                   SUNTRUST CAPITAL MARKETS INC.




                                   By   /s/ Robert Marcus
                                        ----------------------------------------
                                        Name: Robert Marcus
                                        Title: Managing Director

                                   THE BANK OF NEW YORK




                                   By   /s/ Cynthia L. Rogers
                                        ----------------------------------------
                                        Name: Cynthia L. Rogers
                                        Title: Vice President

                                   MIZUHO CORPORATE BANK, LTD.




                                   By   /s/ Mark Gronich
                                        ----------------------------------------
                                        Name: Mark Gronich
                                        Title: Senior Vice President

                                   THE BANK OF TOKYO-MITSUBISHI, LTD., NY
                                      BRANCH




                                   By   /s/ Karen Ossolinski
                                        ----------------------------------------
                                        Name: Karen Ossolinsky
                                        Title: Vice Presidetn

                                   BARCLAYS BANK PLC




                                   By   /s/ Nicholas A. Bell
                                        ----------------------------------------
                                        Name: Nicholas A. Bell
                                        Title: Director Loan Transaction
                                               Department

                                   THE BANK OF NOVA SCOTIA




                                   By   /s/Jose B. Carlos
                                        ----------------------------------------
                                        Name: Jose B. Carlos
                                        Title: Authorized Signatory

                                   THE ROYAL BANK OF SCOTLAND




                                   By   /s/ Andrew Wynn
                                        ----------------------------------------
                                        Name: Andrew Wynn
                                        Title: Senior Vice President

                                   DRESDNER BANK AG, NEW YORK AND
                                      GRAND CAYMAN BRANCHES




                                   By   /s/ Brian Smith
                                        ----------------------------------------
                                        Name: Brian Smith
                                        Title: Managing Director




                                   By   /s/ Brian Schneider
                                        ----------------------------------------
                                        Name: Brian Schneider
                                        Title: Vice President


                                   SUMITOMO MITSUI BANKING
                                      CORPORATION




                                   By   /s/ Leo E. Pagarigan
                                        ----------------------------------------
                                        Name: Leo E. Pagarigan
                                        Title: Senior Vice President

                                   CREDIT SUISSE FIRST BOSTON, acting through
                                      its Cayman Islands Branch




                                   By   /s/ Thomas S. Hall
                                        ----------------------------------------
                                        Name: Thomas S. Hall
                                        Title: Vice President




                                   By   /s/ Doreen Barr
                                        ----------------------------------------
                                        Name: Doreen Barr
                                        Title: Associate

                                   UBS LOAN FINANCE LLC




                                   By   /s/ Wilfred V. Saint
                                        ----------------------------------------
                                        Name: Wilfred V. Saint
                                        Title: Director Banking Products
                                               Services, US




                                   By   /s/ Juan Zuniga
                                        ----------------------------------------
                                        Name: Juan Zuniga
                                        Title: Associate Director Banking
                                               Products Services, US

                                   SOCIETE GENERALE




                                   By   /s/ Mark Vigil
                                        ----------------------------------------
                                        Name: Mark Vigil
                                        Title: Managing Director